The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[LOGO] MERRILL LYNCH           [LOGO] WELLS                 [LOGO] LASALLE BANK
                                      FARGO                        ABN AMRO

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $3,771,672,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
                CLASS AM, CLASS AJ, CLASS B, CLASS C AND CLASS D
--------------------------------------------------------------------------------
                      MERRILL LYNCH MORTGAGE TRUST 2007-C1
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                      GENERAL ELECTRIC CAPITAL CORPORATION
                        LASALLE BANK NATIONAL ASSOCIATION
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        Mortgage Loan Sellers & Sponsors

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                Master Servicers

                            CENTERLINE SERVICING INC.
                                Special Servicer

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

                        LASALLE BANK NATIONAL ASSOCIATION
                                    Custodian

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            Certificate Administrator

                                  JULY 13, 2007

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS THAT IS INCONSISTENT WITH THE INFORMATION IN THIS
MATERIAL. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY ANY CONTRARY
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

          NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

                               MERRILL LYNCH & CO.

GOLDMAN, SACHS & CO.                                              MORGAN STANLEY

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                           INITIAL                         APPROX.
         EXPECTED        CERTIFICATE         APPROX.      PERCENTAGE
          RATINGS     PRINCIPAL BALANCE   TOTAL INITIAL   OF INITIAL      WEIGHTED      PRINCIPAL    ASSUMED FINAL
        ------------     OR NOTIONAL         CREDIT        MORTGAGE       AVERAGE         WINDOW     DISTRIBUTION
CLASS   FITCH   S&P       AMOUNT(1)          SUPPORT     POOL BALANCE  LIFE (YEARS)(3)  (MONTHS)(3)     DATE(3)         RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

 A-1     AAA    AAA   $    57,141,000        30.000%         1.401%         2.94            1 - 57     12-May-12           (4)
 A-2     AAA    AAA   $ [498,929,000](2)     30.000%      [12.236]%         4.84           57 - 59     12-Jul-12           (4)
 A-3     AAA    AAA   $ [452,217,000](2)     30.000%      [11.091]%         7.03          82 - 111     12-Nov-16           (4)
A-SB     AAA    AAA   $    83,745,000        30.000%         2.054%         7.28          59 - 113     12-Jan-17           (4)
 A-4     AAA    AAA   $ [465,476,000](2)     30.000%        11.416%         9.80          113 -118     12-Jun-17           (4)
A-1A     AAA    AAA   $ 1,296,730,000        30.000%        31.802%         8.85           1 - 118     12-Jun-17           (4)
 AM      AAA    AAA   $ [407,749,000](2)     20.000%      [10.000]%         9.90         118 - 119     12-Jul-17           (4)
 AJ      AAA    AAA   $ [336,392,000](2)     11.750%       [8.250]%         9.93         119 - 119     12-Jul-17           (4)
  B       AA     AA   $    86,647,000         9.625%         2.125%         9.93         119 - 119     12-Jul-17           (4)
  C      AA-    AA-   $    40,775,000         8.625%         1.000%         9.93         119 - 119     12-Jul-17           (4)
  D        A      A   $    45,871,000         7.500%         1.125%         9.95         119 - 120     12-Aug-17           (4)
------------------------------------------------------------------------------------------------------------------------------------

NON-OFFERED CERTIFICATES(6)
------------------------------------------------------------------------------------------------------------------------------------
                            INITIAL                         APPROX
          EXPECTED        CERTIFICATE        APPROX.      PERCENTAGE
          RATINGS      PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL      WEIGHTED      PRINCIPAL    ASSUMED FINAL
        ------------      OR NOTIONAL        CREDIT        MORTGAGE       AVERAGE         WINDOW     DISTRIBUTION
CLASS   FITCH   S&P        AMOUNT(1)         SUPPORT     POOL BALANCE  LIFE (YEARS)(3)  (MONTHS)(3)     DATE(3)         RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

A-2FL    AAA    AAA     [           ](2)     30.000%       [      ]         4.84          57 - 59      12-Jul-12     LIBOR + [ ]%(4)
A-3FL    AAA    AAA     [           ](2)     30.000%       [      ]         7.03         82 - 111      12-Nov-16     LIBOR + [ ]%(4)
A-4FL    AAA    AAA     [           ](2)     30.000%       [      ]         9.80        113 - 118      12-Jun-17     LIBOR + [ ]%(4)
AM-FL    AAA    AAA     [           ](2)     20.000%       [      ]         9.90        118 - 119      12-Jul-17     LIBOR + [ ]%(4)
AJ-FL    AAA    AAA     [           ](2)     11.750%       [      ]         9.93        119 - 119      12-Jul-17     LIBOR + [ ]%(4)
  E      A-      A-   $    45,872,000         6.375%        1.125%         10.01         120 -120      12-Aug-17          (4)
  F     BBB+    BBB+  $    50,969,000         5.125%        1.250%         10.01         120 -120      12-Aug-17          (4)
  G      BBB    BBB   $    40,775,000         4.125%        1.000%         10.01         120 -120      12-Aug-17          (4)
  H     BBB-    BBB-  $    40,774,000         3.125%        1.000%         10.01         120 -120      12-Aug-17          (4)
  J      BB+    BB+   $    15,291,000         2.750%        0.375%         10.16         120 -131      12-Jul-18          (4)
  K      BB      BB   $    15,291,000         2.375%        0.375%         10.93         131 -131      12-Jul-18          (4)
  L      BB-    BB-   $    10,193,000         2.125%        0.250%         10.93         131 -131      12-Jul-18          (4)
  M      B+      B+   $    10,194,000         1.875%        0.250%         10.93        131 - 131      12-Jul-18          (4)
  N       B      B    $    10,194,000         1.625%        0.250%         10.93         131 -131      12-Jul-18          (4)
  P      B-      B-   $     5,096,000         1.500%        0.125%         10.93         131 -131      12-Jul-18          (4)
  Q      NR      NR   $    61,163,260         0.000%        1.500%         11.36         131 -143      12-Jul-19          (4)
  X      AAA    AAA   $ 4,077,484,260(5)       N/A           N/A            N/A            N/A            N/A           Variable
------------------------------------------------------------------------------------------------------------------------------------

(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)   The principal allocations between each of the class A-2 and class A-2FL certificates, the class A-3 and class A-3FL certificates, the class A-4 and class A-4FL certificates, the class AM and class AM-FL certificates, and the class AJ and class AJ-FL certificates, respectively, will be determined by market demand up to the initial principal balance indicated
      on the respective fixed rate class.

(3)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates ("ARD loans"), which are assumed to prepay on their anticipated repayment dates)
      and the other Modeling Assumptions that will be described in the offering prospectus.

(4)   The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
      AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
      360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of the related interest rate swap agreements, the pass-through rate for the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates will be based on one month LIBOR plus a specified margin; provided that interest payments made under the related swap agreement may be subject to reduction
      (thereby resulting in an effective pass-through rate below LIBOR plus a specified margin). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL interest accrual period. Under certain circumstances, the pass-through rate for class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates may convert to a rate described herein in clauses (i), (ii), (iii) or (iv) of the first sentence of this footnote (4). None of the holders of offered certificates will have any beneficial interest in any swap agreement.

(5)   The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates.

(6)   Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE           Sequential pay REMIC. Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class
                     AM, Class AJ, Class B, Class C and Class D certificates are offered publicly. All other certificates will be privately placed with qualified institutional buyers, institutional accredited investors or
                     non-U.S. persons in accordance with Regulation S.

CUT-OFF DATE         References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, the related due date of that mortgage loan in August 2007 or, with respect to those mortgage loans, if any, that have their respective first payment dates in September 2007, August 1, 2007.

OFFERING TERMS       The commercial mortgage-backed securities referred to in this term sheet, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you. Any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

MORTGAGE POOL        The mortgage pool consists of 271 mortgage loans with an aggregate initial mortgage pool balance of
                     $4,077,484,261, subject to a variance of plus or minus 5.0%. The mortgage loans are secured by 548 mortgaged real properties located throughout 44 states, Puerto Rico and the District of Columbia.

LOAN GROUPS          For purposes of making distributions to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and
                     A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 219 mortgage loans, representing approximately
                     68.2% of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 52 mortgage loans, representing approximately 31.8% of the initial mortgage pool balance and that are secured by multifamily and manufactured housing community properties (approximately 92.2% of all the mortgaged properties secured by multifamily and manufactured housing community properties).

ISSUING ENTITY       Merrill Lynch Mortgage Trust 2007-C1

DEPOSITOR            Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN        Merrill Lynch Mortgage Lending, Inc. (MLML)................43.9% of the initial mortgage pool balance
SELLERS/SPONSORS     General Electric Capital Corporation (GECC)................21.9% of the initial mortgage pool balance
                     LaSalle Bank National Association (LaSalle)................18.1% of the initial mortgage pool balance
                     Wells Fargo Bank, National Association (WFB)...............16.1% of the initial mortgage pool balance

UNDERWRITERS         Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co.
                     Incorporated

TRUSTEE              U.S. Bank National Association

CERTIFICATE          Wells Fargo Bank, National Association
ADMINISTRATOR

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

CUSTODIAN            LaSalle Bank National Association

MASTER SERVICERS     Wells Fargo Bank, National Association, with respect to the mortgage loans sold to the depositor by
                     General Electric Capital Corporation and itself (Wells Fargo Bank, National Association) and KeyCorp
                     Real Estate Capital Markets, Inc., with respect to mortgage loans sold to the depositor by Merrill
                     Lynch Mortgage Lending, Inc. and LaSalle Bank National Association.

                     The 600 West Chicago mortgage loan will be serviced and administered by Wachovia Bank, National
                     Association pursuant to the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through
                     Certificates, Series 2007-C6 pooling and servicing agreement.

SPECIAL SERVICER     Centerline Servicing Inc.

RATING AGENCIES      Fitch, Inc.

                     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

DENOMINATIONS        $25,000 minimum for the offered certificates.

CLOSING DATE         On or about August 7, 2007.

SETTLEMENT TERMS     Book-entry through DTC for all offered certificates.

DETERMINATION DATE   For any distribution date, the eighth day of each month, or if such day is not a business day, the business day immediately succeeding.

DISTRIBUTION DATE    The fourth business day following the related Determination Date, beginning in September 2007.

DAY COUNT            All classes will accrue on a 30/360 basis except the non-offered classes A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL which will accrue on the basis of the actual number of days elapsed and a 360-day year.

INTEREST             Each class of certificates will be entitled on each distribution date to interest accrued during the
DISTRIBUTIONS        prior calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class immediately prior to such distribution date; provided that, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates will, for each distribution date, begin on the prior distribution date (or, in the case of the initial such interest accrual period, on the closing date) and end on the business day preceding the subject distribution date. Interest on the offered certificates will be calculated on the basis of twelve
                     30-day months and a 360-day year (or, in the case of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the actual number of days during each related interest accrual period in a year assumed to consist of 360 days). Subject to available funds, distributions of interest will be made with respect to the following classes of certificates in the following order on each distribution date: first, the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A and X
                     certificates, pro rata and pari passu; second, the class AM and AM-FL certificates, pro rata and pari passu; third, the class AJ and AJ-FL certificates, pro rata and pari passu; and then the respective remaining classes of certificates with principal balances, sequentially in alphabetical order of class designation. In general, payments of interest in respect of the class A-1, A-2, A-2FL, A-3,
                     A-3FL, A-SB, A-4 and A-4FL certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class X certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                     all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan groups. Furthermore, notwithstanding the foregoing, payments of interest with respect to the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates out of collections on the mortgage loans will be calculated on a 30/360 basis at a fixed coupon or a coupon calculated at the lesser of a specified percentage and a weighted average coupon derived from net interest rates on the mortgage loans, with such interest to be exchanged under the related swap agreement for interest calculated on an actual/360 basis at a LIBOR-based rate. No class of certificates will provide credit support for any failure on the part of the swap counterparty to make any required payment under the swap agreement. Interest payments with respect to the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates may be subject to reduction if the related regular interest is subject to a cap equal to the weighted average of the net interest rates on the mortgage loans and such weighted average of the net interest rates on the mortgage loans declines below the fixed rate per annum at which interest is payable by the trust to the swap counterparty.

                     No class of offered certificates will have any beneficial interest in any swap agreement.

PRINCIPAL            Except as described below, principal will be distributed on each distribution date, to the extent of
DISTRIBUTIONS        available funds, to the most senior class of sequential pay certificates outstanding until its certificate balance is reduced to zero. Payments of principal will generally be made, to the extent of available funds (i) to the class A-1 certificates, the class A-2 and A-2FL certificates (on a pro rata and pari passu basis), the class A-3 and A-3FL certificates (on a pro rata and pari passu basis), the class A-SB certificates and the class A-4 and A-4FL (on a pro rata and pari passu basis), in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the A-4 and A-4FL certificates have been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

                     Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB certificates is required to be paid down to its scheduled principal balance for that distribution date in accordance with a specified schedule that will be annexed to the final prospectus supplement, distributions of principal will be made, to the extent of available funds, to reduce the principal balance of the class A-SB certificates to its scheduled principal balance for the subject distribution date, out of the funds received or advanced with respect to principal on the mortgage loans in loan group 1 (prior to any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of the funds received or advanced with respect to principal on mortgage loans in loan group 2 (prior to any distributions of principal with respect to the class A-1, A-2, A-2FL, A-3, A-3FL, A-4 and A-4FL certificates on that distribution date).

                     If, due to losses, the certificate balances of the class AM and class AM-FL through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-2FL, A-3, A-3FL,
                     A-SB, A-4, A-4FL and A-1A certificates (to the extent that any two or more of these classes are outstanding) will be made on a pro rata and pari passu basis.

                     Following retirement of the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates, amounts distributable as principal will be distributed on each distribution date, to the extent of available funds, first to the class AM and AM-FL certificates (on a pro rata and pari passu

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                     basis), second to the class AJ and AJ-FL certificates (on a pro rata and pari passu basis), and third to the class B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero.

LOSSES               Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D, C and B certificates, in that order, and then, on a pro rata and pari passu basis, to the class AJ and AJ-FL certificates, and then, on a pro rata and pari passu basis, to the class AM and AM-FL certificates, and then, on a pro rata and pari passu basis, to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates.

PREPAYMENT           Any prepayment premiums or yield maintenance charges collected will be distributed to certificate
PREMIUMS AND         holders and/or the swap counterparty on the distribution date following the collection period in
YIELD MAINTENANCE    which the prepayment premium was received. On each distribution date, the holders of each class of
CHARGES              offered certificates and of the class A-2FL, A-3FL, A-4FL AM-FL, AJ-FL (in the case of floating rate classes, in the limited circumstances described below), E, F, G and H certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by
                     (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates (or, in the case of the class
                     A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, the pass-through rate that would be payable thereon without regard to the related interest rate swap agreement as described under "Interest
                     Distributions" above) over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date; provided that, if any of the class A-4 or class A-4FL on the one hand and A-1A on the other hand were outstanding (prior to any distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan. However, as long as the related swap agreement is in effect and there is no continuing payment default thereunder, any prepayment premium or yield maintenance charge allocable to the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates will be payable to the respective swap counterparties.

                     The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class X.

                     All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

ADVANCES             The applicable master servicer (solely with respect to those mortgage loans as to which it is acting as master servicer) and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                     extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions (which are described below) that may occur.

APPRAISAL            If any of certain adverse events or circumstances described in the offering prospectus occur or exist
REDUCTIONS           with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held as additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                     A required appraisal loan will generally cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL             Each master servicer, the special servicer and certain certificate holders will have the option to
TERMINATION          terminate the trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated
                     principal balance of the mortgage loans is less than approximately 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses, and the fair market value of any REO properties acquired by the trust following foreclosure.

                     In addition, if, following the date on which the total principal balances of the class A-1, A-2,
                     A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C and D certificates are reduced to zero, all of the remaining certificates, except the class Y, Z, R-I and R-II certificates, are held by the same certificate holder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Z, R-I and R-II certificates, for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING CLASS    The most subordinate class of principal balance certificates that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates;
                     provided, however, that if no such class of principal balance certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of principal balance certificates with a class certificate balance greater than zero. The holder(s) of certificates representing a majority interest in the controlling class will have the right, subject to the limitations and conditions described in the offering prospectus, to replace the special servicer and select a representative that may direct and advise the special servicer on various servicing matters.

ERISA                The offered certificates are expected to be eligible for purchase by employee benefit plans and other plans or arrangements, subject to certain conditions.

SMMEA                The offered certificates will not be "mortgage related securities" for the purposes of the Secondary
                     Mortgage Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                  Aaron Wessner
                             (212) 449-8571 (Phone)
                              (212) 449-7684 (Fax)

                                 John Maggiacomo
                             (212) 449-0233 (Phone)
                              (212) 449-7684 (Fax)

                              GOLDMAN, SACHS & CO.

                                   Anthony Kim
                             (212) 357-7160 (Phone)
                              (212) 902-1691 (Fax)

                                  Scott Walter
                             (212) 357-8910 (Phone)
                              (212) 902-1691 (Fax)

                                 Russell Brocato
                             (212) 902-1070 (Phone)
                              (212) 902-1691 (Fax)

                        MORGAN STANLEY & CO. INCORPORATED

                                  Kara McShane
                             (212) 761-2164 (Phone)
                              (212) 507-5062 (Fax)

                                   Jon Miller
                             (212) 761-1317 (Phone)
                              (212) 507-6994 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances/unit of any mortgage loan that is part of a loan combination that includes pari passu non-trust loans, in which case the related pari passu non-trust loan is taken into account), statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related non-trust loan.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     ALL MORTGAGE         LOAN             LOAN
                                                                                        LOANS           GROUP 1          GROUP 2

Initial mortgage pool balance ....................................................  $4,077,484,261   $2,780,753,519   $1,296,730,742
Number of pooled mortgage loans ..................................................             271              219               52
Number of mortgaged properties ...................................................             548              325              223
Percentage of investment grade loans(1) ..........................................            0.4%             0.7%             0.0%
Average cut-off date principal balance ...........................................     $15,046,067      $12,697,505      $24,937,130
Largest cut-off date principal balance ...........................................    $384,750,000     $280,000,000     $384,750,000
Smallest cut-off date principal balance...........................................        $584,074         $584,074         $960,000
Weighted average mortgage interest rate ..........................................         5.8536%          5.8823%          5.7922%
Highest mortgage interest rate ...................................................         7.0000%          7.0000%          6.4850%
Lowest mortgage interest rate ....................................................         5.3800%          5.3800%          5.3900%
Number of cross collateralized mortgage loans ....................................              10               10                0
Cross collateralized mortgage loans as % of IPB ..................................            4.5%             6.6%             0.0%
Number of multi property mortgage loans ..........................................              26               19                7
Multi property mortgage loans as a % of IPB ......................................           40.2%            26.0%            70.6%
Weighted average underwritten debt service coverage ratio(2) .....................           1.32x            1.36x            1.22x
Maximum underwritten debt service coverage ratio(2) ..............................           2.38x            2.38x            1.99x
Minimum underwritten debt service coverage ratio(2) ..............................           1.06x            1.06x            1.08x
Weighted average cut-off date loan-to-value ratio(2) .............................           73.9%            72.6%            76.8%
Maximum cut-off date loan-to-value ratio(2) ......................................           80.3%            80.3%            80.0%
Minimum cut-off date loan-to-value ratio(2) ......................................           27.8%            27.8%            40.3%
Weighted average remaining term to maturity or anticipated repayment date (months)             104              103              108
Maximum remaining term to maturity or anticipated repayment date (months) ........             143              143              120
Minimum remaining term to maturity or anticipated repayment date (months) ........              51               51               57
Weighted average remaining amortization term (months)(3) .........................             361              360              362
Maximum remaining amortization term (months) .....................................             420              420              420
Minimum remaining amortization term (months)(3) ..................................             201              201              357

(1)   It has been confirmed by Fitch and S&P, in accordance with their respective methodologies, that the Encanto - SLB Puerto Rico mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)   With respect to certain mortgage loans, the debt service coverage ratios and/or cut-off date loan to value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions, including assumptions regarding the financial performance or value of the related mortgaged real property on a
      "stabilized" basis. For such mortgage loans, the information herein is not based on the actual "as-is" information.

(3)   Excludes mortgage loans that are interest-only for the entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                                          PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
-----------------------------------------------------------------------------------------------------------------------------------
                                                             % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
                          % OF INITIAL
                          MORTGAGE POOL                                                   SELF    MANUFACTURED  MIXED
STATE                        BALANCE      MULTIFAMILY   RETAIL   OFFICE   HOSPITALITY   STORAGE     HOUSING      USE     INDUSTRIAL
-----------------------------------------------------------------------------------------------------------------------------------

Georgia ...............        15.8           5.1        10.2      0.5         --          --          --         --         --
Florida ...............        14.5           6.1         1.5      4.6        0.7          --         0.9        0.6         --
California ............        10.5           0.4         3.3      2.6         --         0.6         0.8        2.3        0.4
 Southern .............         8.2           0.4         1.5      2.4         --         0.6         0.8        2.3        0.2
 Northern .............         2.3            --         1.8      0.3         --          --          --         --        0.3
Texas .................         6.6           1.9         2.4      0.8        0.5         0.8         0.1         --        0.1
Ohio ..................         5.9           3.7         0.4       --        0.3         0.0         1.3         --        0.0
Illinois ..............         4.0           0.1         0.1      3.3        0.3         0.2          --         --         --
Virginia ..............         4.0           0.6         0.9      0.2        2.3         0.1          --         --         --
Alabama ...............         3.3           0.6         1.4      1.4         --          --          --         --         --
Indiana ...............         3.1           2.6         0.1       --        0.2          --          --         --        0.2
District of Columbia...         3.1            --          --      3.1         --          --          --         --         --
New Jersey ............         2.6            --         1.6      0.7        0.1         0.1          --         --        0.1
Arizona ...............         2.5           0.3         1.3      0.7         --         0.1         0.3         --         --
Maryland ..............         2.3           0.7         0.5      0.5        0.6          --          --         --         --
North Carolina ........         2.1           1.7         0.1      0.2         --          --          --         --         --
Tennessee .............         1.8           0.8         0.8      0.1         --         0.0          --         --         --
West Virginia .........         1.8           1.0         0.7       --         --          --          --         --         --
New York ..............         1.5            --         0.8      0.1         --         0.5          --         --         --
Massachusetts .........         1.4            --         0.8       --         --         0.6          --         --         --
New Mexico ............         1.3           0.6          --      0.0        0.7          --          --         --         --
Kentucky ..............         1.2           1.0          --       --        0.2          --          --         --        0.0
Colorado ..............         1.2           0.6         0.0      0.1         --          --         0.3         --        0.2
Iowa ..................         1.0           0.9          --      0.2         --          --          --         --         --
Wisconsin .............         1.0           0.1         0.7       --        0.1          --          --         --         --
Pennsylvania ..........         0.9           0.3         0.0      0.3        0.3          --          --        0.0         --
Hawaii ................         0.8            --          --       --         --          --          --         --        0.8
Michigan ..............         0.8           0.6         0.1       --         --          --          --         --        0.1
Washington ............         0.6           0.3          --       --        0.1         0.1         0.1         --         --
South Carolina ........         0.6            --          --       --        0.4         0.0          --         --        0.2
Puerto Rico ...........         0.4            --         0.4       --         --          --          --         --         --
Missouri ..............         0.4            --         0.2       --         --         0.2          --         --         --
Nevada ................         0.4            --         0.1      0.0         --         0.2          --         --         --
Kansas ................         0.3           0.2          --       --         --         0.1          --         --         --
South Dakota ..........         0.3           0.1          --      0.2         --          --          --         --         --
Oregon ................         0.3            --         0.3       --         --          --          --         --         --
Minnesota .............         0.3           0.0         0.1      0.1         --          --          --         --         --
Montana ...............         0.2            --          --       --        0.2          --          --         --         --
Connecticut ...........         0.2           0.0          --       --         --         0.2          --         --         --
Idaho .................         0.2            --         0.1       --         --          --         0.1         --         --
Nebraska ..............         0.2            --         0.2       --         --          --          --         --         --
Arkansas ..............         0.1           0.1         0.0       --         --         0.0          --         --         --
Oklahoma ..............         0.1            --         0.1       --         --          --          --         --         --
Utah ..................         0.1            --          --      0.1         --          --          --         --         --
New Hampshire .........         0.1            --         0.1       --         --          --          --         --         --
Mississippi ...........         0.1           0.1          --       --         --          --          --         --         --
Delaware ..............         0.1            --          --       --         --         0.1          --         --         --
North Dakota ..........         0.0           0.0          --       --         --          --          --         --         --
                          ---------------------------------------------------------------------------------------------------------
                              100.0%         30.6%       29.6%    19.7%       7.0%        4.2%        3.9%       2.9%       2.0%
                          =========================================================================================================

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
----------------------------------------------------------------------------------------------------
                                                                       CUT-OFF DATE    % OF INITIAL
                                                       NUMBER OF        PRINCIPAL      MORTGAGE POOL
                                                     MORTGAGE LOANS      BALANCE          BALANCE
----------------------------------------------------------------------------------------------------

Interest Only ....................................         73         $1,938,891,103       47.6%
Single Tenant ....................................         54         $  397,670,812        9.8%
Loans  (greater than)  50% Single Tenant .........         78         $  527,792,292       12.9%
Current Secondary Debt ...........................         15         $  819,883,957       20.1%
Future Secondary Debt Permitted ..................         27         $1,021,563,136       25.1%
Lockbox ..........................................         68         $2,453,977,673       60.2%
Escrow Type(1) ...................................
 TI/LC Reserves(2) ...............................         80         $  748,505,422       33.8%
 Real Estate Tax .................................        198         $2,778,646,544       68.1%
 Insurance .......................................        162         $2,175,235,523       53.3%
 Replacement Reserves ............................        147         $2,168,772,996       53.2%

(1)   Includes only upfront and ongoing reserves

(2)   TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 1
----------------------------------------------------------------------------------------------------
                                                                       CUT-OFF DATE    % OF INITIAL
                                                       NUMBER OF        PRINCIPAL      LOAN GROUP 1
                                                     MORTGAGE LOANS      BALANCE          BALANCE
----------------------------------------------------------------------------------------------------

Interest Only ....................................         52         $1,498,020,419       53.9%
Single Tenant ....................................         54         $  397,670,812       14.3%
Loans  (greater than)  50% Single Tenant .........         78         $  527,792,292       19.0%
Current Secondary Debt ...........................         11         $  645,854,860       23.2%
Future Secondary Debt Permitted ..................         22         $  893,876,452       32.1%
Lockbox ..........................................         65         $1,608,477,673       57.8%
Escrow Type(1) ...................................
 TI/LC Reserves(2) ...............................         80         $  748,505,422       33.8%
 Real Estate Tax .................................        150         $1,509,462,449       54.3%
 Insurance .......................................        123         $1,039,950,429       37.4%
 Replacement Reserves ............................        110         $1,034,029,417       37.2%

(1)   Includes only upfront and ongoing reserves

(2)   TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 2
----------------------------------------------------------------------------------------------------
                                                                       CUT-OFF DATE    % OF INITIAL
                                                       NUMBER OF        PRINCIPAL      LOAN GROUP 2
                                                     MORTGAGE LOANS      BALANCE          BALANCE
----------------------------------------------------------------------------------------------------

Interest Only ....................................         21         $  440,870,684       34.0%
Single Tenant ....................................        NAP                    NAP        NAP
Loans  (greater than)  50% Single Tenant .........        NAP                    NAP        NAP
Current Secondary Debt ...........................          4         $  174,029,097       13.4%
Future Secondary Debt Permitted ..................          5         $  127,686,684        9.8%
Lockbox ..........................................          3         $  845,500,000       65.2%
Escrow Type(1) ...................................
 Real Estate Tax .................................         48         $1,269,184,095       97.9%
 Insurance .......................................         39         $1,135,285,095       87.5%
 Replacement Reserves ............................         37         $1,134,743,578       87.5%

__________________________
(1)   Includes only upfront and ongoing reserves

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
               RANGE OF                                  CUT-OFF        INITIAL    % OF       % OF
               CUT-OFF                    NUMBER OF        DATE        MORTGAGE    LOAN       LOAN
            DATE PRINCIPAL                 MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
             BALANCES ($)                   LOANS      BALANCE ($)      BALANCE   BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

584,074 - 2,999,999 ...................       86      $  156,372,112      3.8%       4.5%       2.4%
3,000,000 - 3,999,999 .................       24          86,838,586      2.1%       2.6%       1.1%
4,000,000 - 4,999,999 .................       23         103,953,716      2.5%       3.3%       1.0%
5,000,000 - 5,999,999 .................       10          54,048,645      1.3%       1.8%       0.4%
6,000,000 - 6,999,999 .................       15          97,453,440      2.4%       3.1%       0.9%
7,000,000 - 7,999,999 .................       11          81,748,202      2.0%       2.7%       0.6%
8,000,000 - 9,999,999 .................       22         199,502,852      4.9%       6.5%       1.4%
10,000,000 - 12,999,999 ...............       18         200,181,359      4.9%       4.9%       5.0%
13,000,000 -19,999,999 ................       26         427,865,159     10.5%      11.1%       9.1%
20,000,000 - 49,999,999 ...............       25         744,467,772     18.3%      22.8%       8.5%
50,000,000 - 384,750,000 ..............       11       1,925,052,419     47.2%      36.8%      69.4%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%     100.0%

MIN: $584,074                              MAX: $384,750,000                         AVG. $15,046,067
------------------------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF       INITIAL     % OF       % OF
                                          NUMBER OF        DATE        MORTGAGE    LOAN       LOAN
               RANGE OF                    MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
               DSCRS (X)                    LOANS      BALANCE ($)     BALANCE    BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

1.06 - 1.14 ...........................        7      $  204,706,095      5.0%       6.6%       1.6%
1.15 - 1.19 ...........................       21       1,178,433,446     28.9%      15.2%      58.3%
1.20 - 1.29 ...........................      104       1,076,276,932     26.4%      28.0%      22.9%
1.30 - 1.34 ...........................       31         254,962,297      6.3%       5.6%       7.6%
1.35 - 1.39 ...........................       28         318,161,053      7.8%       9.6%       4.0%
1.40 - 1.44 ...........................       22         440,026,054     10.8%      13.9%       4.1%
1.45 - 1.49 ...........................        7          27,398,050      0.7%       0.7%       0.6%
1.50 - 1.59 ...........................       21         308,232,944      7.6%      10.8%       0.6%
1.60 - 1.99 ...........................       22         217,450,588      5.3%       7.7%       0.3%
2.00 - 2.38 ...........................        8          51,836,801      1.3%       1.9%       0.0%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%     100.0%

MIN: 1.06X                                  MAX : 2.38X                               WTD. AVG. 1.32X
------------------------------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF        INITIAL     % OF       % OF
                                          NUMBER OF        DATE        MORTGAGE     LOAN       LOAN
               RANGE OF                    MORTGAGE     PRINCIPAL        POOL      GROUP 1    GROUP 2
          MORTGAGE RATES (%)                LOANS      BALANCE ($)      BALANCE    BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

5.3800 - 5.4999 .......................        5          95,584,097      2.3%       2.2%       2.7%
5.5000 - 5.7499 .......................       69       1,680,828,903     41.2%      47.0%      28.9%
5.7500 - 5.9999 .......................       99       1,434,323,168     35.2%      23.0%      61.4%
6.0000 - 6.0999 .......................       27         140,358,138      3.4%       4.4%       1.4%
6.1000 - 6.1999 .......................       22         180,380,396      4.4%       6.1%       0.8%
6.2000 - 6.2999 .......................       20         187,301,784      4.6%       6.2%       1.1%
6.3000 - 6.3999 .......................        8         210,973,104      5.2%       6.7%       1.9%
6.4000 - 6.4999 .......................        7          37,180,965      0.9%       0.5%       1.8%
6.5000 - 7.0000 .......................       14         110,553,705      2.7%       4.0%       0.0%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%     100.0%

MIN: 5.3800                                 MAX: 7.0000                              WTD. AVG. 5.8536
------------------------------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF        INITIAL    % OF       % OF
               RANGE OF                   NUMBER OF        DATE        MORTGAGE    LOAN       LOAN
           CUT-OFF DATE LTV                MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
              RATIOS (%)                    LOANS      BALANCE ($)      BALANCE   BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

27.8 - 50.0 ...........................       13      $   42,098,640      1.0%       1.4%       0.2%
50.1 - 60.0 ...........................       27         116,813,214      2.9%       4.2%       0.1%
60.1 - 65.0 ...........................       29         368,686,772      9.0%      12.6%       1.5%
65.1 - 70.0 ...........................       39         480,249,639     11.8%      16.0%       2.8%
70.1 - 75.0 ...........................       48         661,231,013     16.2%      17.1%      14.3%
75.1 - 77.5 ...........................       33         972,024,580     23.8%       6.4%      61.3%
77.6 - 80.0 ...........................       81       1,406,280,402     34.5%      41.3%      19.9%
80.1 - 80.3 ...........................        1          30,100,000      0.7%       1.1%       0.0%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%     100.0%

MIN: 27.8%                                 MAX: 80.3%                                 WTD. AVG. 73.9%
------------------------------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
               RANGE OF                                  CUT-OFF        INITIAL    % OF       % OF
            MATURITY DATE                 NUMBER OF        DATE        MORTGAGE    LOAN       LOAN
                OR ARD                     MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
            LTV RATIOS (%)                  LOANS      BALANCE ($)      BALANCE   BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

23.0 - 40.0 ...........................       11          24,786,029      0.6%       0.8%      0.2%
40.1 - 50.0 ...........................       25         107,989,931      2.6%       3.8%      0.1%
50.1 - 60.0 ...........................       56         421,984,409     10.3%      15.1%      0.3%
60.1 - 62.4 ...........................       20         183,639,701      4.5%       5.8%      1.8%
62.5 - 65.0 ...........................       18         209,801,391      5.1%       6.5%      2.2%
65.1 - 67.4 ...........................       27         406,983,072     10.0%      14.4%      0.6%
67.5 - 70.0 ...........................       19         155,799,317      3.8%       3.9%      3.6%
70.1 - 75.0 ...........................       42       1,313,589,993     32.2%      13.7%     71.8%
75.1 - 80.3 ...........................       53       1,252,910,419     30.7%      36.0%     19.5%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%    100.0%

MIN: 23.0%                                  MAX: 80.3%                                WTD. AVG. 70.3%
------------------------------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------

                                                          AGGREGATE      % OF
                                                           CUT-OFF      INITIAL    % OF        % OF
              RANGE OF                    NUMBER OF          DATE      MORTGAGE    LOAN        LOAN
           ORIGINAL TERMS                  MORTGAGE       PRINCIPAL      POOL     GROUP 1    GROUP 2
         TO MATURITY (MOS.)                 LOANS        BALANCE ($)    BALANCE   BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

1 - 60 ................................       18      $  720,467,309     17.7%      18.3%      16.4%
61 - 72 ...............................        0                   0      0.0%       0.0%       0.0%
73 - 84 ...............................        6         294,141,959      7.2%      10.6%       0.0%
85 - 96 ...............................        1         140,000,000      3.4%       5.0%       0.0%
97 - 120 ..............................      241       2,769,396,372     67.9%      61.2%      82.2%
121 - 144 .............................        5         153,478,621      3.8%       4.9%       1.4%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%     100.0%

MIN: 60                                     MAX: 144                                    WTD. AVG. 106
------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF       INITIAL     % OF       % OF
               RANGE OF                   NUMBER OF        DATE        MORTGAGE    LOAN       LOAN
            REMAINING TERMS                MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
          TO MATURITY (MOS.)                LOANS      BALANCE ($)     BALANCE    BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

51 - 60 ...............................       18      $  720,467,309     17.7%      18.3%      16.4%
61 - 84 ...............................        7         434,141,959     10.6%      15.6%       0.0%
85 - 121 ..............................      242       2,786,983,056     68.4%      61.2%      83.6%
122 - 143 .............................        4         135,891,937      3.3%       4.9%       0.0%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%     100.0%

MIN: 51                                    MAX: 143                                     WTD. AVG. 104
------------------------------------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF       INITIAL     % OF       % OF
                                          NUMBER OF        DATE        MORTGAGE    LOAN       LOAN
         RANGE OF REMAINING                MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
          PARTIAL IO TERMS                  LOANS      BALANCE ($)     BALANCE    BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

9 - 14 ................................       5       $   41,875,000      1.0%      1.5%       0.0%
15 - 24 ...............................      23          143,382,000      3.5%      4.0%       2.5%
25 - 34 ...............................      11           32,945,000      0.8%      1.0%       0.3%
35 - 39 ...............................       8           81,181,000      2.0%      2.5%       0.9%
55 - 82 ...............................      43        1,185,537,000     29.1%     14.9%      59.5%
------------------------------------------------------------------------------------------------------
TOTAL .................................      90       $1,484,920,000     36.4%     23.9%      63.2%

MIN: 9 MOS.                                MAX: 82 MOS.                             WTD. AVG. 53 MOS.
------------------------------------------------------------------------------------------------------

PROPERTY STATE/LOCATION
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF        INITIAL    % OF       % OF
                                          NUMBER OF        DATE        MORTGAGE    LOAN       LOAN
                                          MORTGAGED     PRINCIPAL        POOL     GROUP 1    GROUP 2
               LOCATION                  PROPERTIES    BALANCE ($)      BALANCE   BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

Georgia ...............................       42      $  643,243,891     15.8%      15.6%      16.2%
Florida ...............................       81         592,160,973     14.5%      11.8%      20.3%
California ............................       54         429,548,991     10.5%      13.6%       3.9%
 Southern .............................       40         343,695,531      8.4%      10.6%       3.9%
 Northern .............................       14          85,853,460      2.1%       3.1%       0.0%
Texas .................................       49         268,593,781      6.6%       6.8%       6.2%
Ohio ..................................       48         239,350,831      5.9%       1.2%      15.9%
Other(a) ..............................      274       1,904,585,795     46.7%      50.9%      37.7%
------------------------------------------------------------------------------------------------------
TOTAL .................................      548      $4,077,484,261    100.0%     100.0%     100.0%
------------------------------------------------------------------------------------------------------

(a)   Includes 39 states, Puerto Rico and the District of Columbia.

PROPERTY TYPE
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF        INITIAL    % OF        % OF
                                          NUMBER OF        DATE        MORTGAGE    LOAN        LOAN
                                          MORTGAGED     PRINCIPAL        POOL     GROUP 1    GROUP 2
             PROPERTY TYPE               PROPERTIES    BALANCE ($)      BALANCE   BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

Multifamily ...........................      244      $1,406,379,261     34.5%       3.9%     100.0%
 Multifamily ..........................      226       1,247,086,726     30.6%       2.8%      90.2%
 Manufactured Housing .................       18         159,292,535      3.9%       1.2%       9.8%
Retail ................................      141       1,208,563,979     29.6%      43.5%       0.0%
Office ................................       64         802,074,185     19.7%      28.8%       0.0%
Hospitality ...........................       25         286,668,878      7.0%      10.3%       0.0%
Self Storage ..........................       45         171,553,101      4.2%       6.2%       0.0%
Mixed Use .............................       10         119,066,506      2.9%       4.3%       0.0%
Industrial ............................       19          83,178,351      2.0%       3.0%       0.0%
------------------------------------------------------------------------------------------------------
TOTAL .................................      548      $4,077,484,261    100.0%     100.0%     100.0%
------------------------------------------------------------------------------------------------------

AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF       INITIAL     % OF        % OF
                                          NUMBER OF        DATE        MORTGAGE    LOAN        LOAN
                                           MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
          AMORTIZATION TYPES                LOANS      BALANCE ($)     BALANCE    BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

Interest Only .........................       73      $1,938,891,103     47.6%      53.9%      34.0%
IO-Balloon ............................       89       1,477,420,000     36.2%      23.7%      63.2%
Balloon ...............................      102         499,073,913     12.2%      16.6%       2.8%
ARD ...................................        5         146,899,245      3.6%       5.3%       0.0%
IO-ARD ................................        1           7,700,000      0.2%       0.3%       0.0%
Partial IO-ARD ........................        1           7,500,000      0.2%       0.3%       0.0%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%     100.0%
------------------------------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------

                                                        AGGREGATE        % OF
                                                         CUT-OFF       INITIAL     % OF        % OF
                                          NUMBER OF        DATE        MORTGAGE    LOAN        LOAN
       RANGE OF REMAINING STATED           MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
       AMORTIZATION TERMS (MOS.)            LOANS      BALANCE ($)     BALANCE    BALANCE    BALANCE
------------------------------------------------------------------------------------------------------

Interest Only (1) .....................       74      $1,946,591,103     47.7%      54.1%      34.0%
201 - 240 .............................        3           9,117,531      0.2%       0.3%       0.0%
241 - 300 .............................       27         129,075,141      3.2%       4.6%       0.0%
301 - 360 .............................      152       1,790,737,118     43.9%      34.8%      63.6%
361 - 420 .............................       15         201,963,368      5.0%       6.1%       2.4%
------------------------------------------------------------------------------------------------------
TOTAL .................................      271      $4,077,484,261    100.0%     100.0%     100.0%

MIN: 201                                   MAX:420                                      WTD. AVG. 361
------------------------------------------------------------------------------------------------------

(1)   Includes one IO-ARD loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2007-C1

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--------------------------------------------------------------------------------

CLASS A-2 AND A-2 FL (5 YEAR LOANS)
--------------------------------------------------------------------------------

                                                        AGGREGATE         LOAN BALANCE
                                                      CUT-OFF DATE       AT MATURITY /
                                        LOAN        PRINCIPAL BALANCE        ARD TO
LOAN/PROPERTY NAME                     SELLER      ALLOCATED TO CLASS        CLASS         STATE
--------------------------------------------------------------------------------------------------

 Town Center at Cobb                   MLML           $280,000,000        $280,000,000     GA
 Gwinnett Place                        MLML            115,000,000         115,000,000     GA
 GMH - The Ridge                       GECC             23,120,000          23,120,000     WV
 Palm Beach Office Building            MLML             15,000,000          15,000,000     FL
 Kingsley Square                       GECC             14,630,000          14,630,000     TX
 Crowne Plaza Hotel - Mundelein        GECC             12,000,000          11,109,289     IL
 Pinewood Facility                     GECC             11,000,000          11,000,000     FL
 Rivergate Shopping Center             MLML             10,300,000           9,954,646     CA
 210 Celebration Place                 LaSalle           7,200,000           7,200,000     FL
 Skyline MHC                           GECC              5,250,000           5,250,000     WA
 I-10 Durham                           LaSalle           3,375,000           3,375,000     TX

 CLASS A-2 AND A-2 FL TOTAL BALLOON
 PAYMENT                                                                  $495,638,935

 REMAINING CLASS A-2 AND A-2 FL
 AMORTIZATION                                                             $  3,290,065

 TOTAL CLASS A-2 AND A-2 FL
 CERTIFICATE BALANCE                                                      $498,929,000

                                                                REMAINING                  CUT-OFF
                                                                 TERM TO                    DATE
                                           PROPERTY             MATURITY /    REMAINING      LTV      U/W NCF
LOAN/PROPERTY NAME                           TYPE              ARD (MONTHS)   IO PERIOD     RATIO      DSCR
--------------------------------------------------------------------------------------------------------------

 Town Center at Cobb                   Retail                       58           58          79.8%      1.19x
 Gwinnett Place                        Retail                       58           58          74.2       1.91
 GMH - The Ridge                       Multifamily                  57           57          80.0       1.39
 Palm Beach Office Building            Office                       57           57          75.0       1.31
 Kingsley Square                       Retail                       59           59          77.8       1.26
 Crowne Plaza Hotel - Mundelein        Hospitality                  57            9          73.2       1.32
 Pinewood Facility                     Office                       58           58          79.7       1.53
 Rivergate Shopping Center             Retail                       58           10          56.5       1.19
 210 Celebration Place                 Office                       59           59          51.8       2.09
 Skyline MHC                           Manufactured Housing         58           58          76.1       1.35
 I-10 Durham                           Retail                       58           58          77.1       1.37

 CLASS A-2 AND A-2 FL TOTAL BALLOON
 PAYMENT

 REMAINING CLASS A-2 AND A-2 FL
 AMORTIZATION

 TOTAL CLASS A-2 AND A-2 FL
 CERTIFICATE BALANCE

CLASS A-3 AND A-3 FL (7-9 YEAR LOANS)
--------------------------------------------------------------------------------

                                                         AGGREGATE          LOAN BALANCE
                                                       CUT-OFF DATE        AT MATURITY /
                                          LOAN       PRINCIPAL BALANCE         ARD TO
LOAN/PROPERTY NAME                       SELLER     ALLOCATED TO CLASS         CLASS         STATE
------------------------------------------------------------------------------------------------------

 DRA / Colonial Office Portfolio         WFB           $247,302,419        $247,302,419      Various
 Och-Ziff Retail Portfolio               LaSalle        140,000,000         140,000,000      Various
 Emily Morgan Hotel                      GECC            19,500,000          19,500,000      TX
 Thunderbird Paseo Medical Plaza         MLML            17,000,000          16,720,924      AZ
 Hawthorn Suites Naples                  GECC             7,073,202           5,620,254      FL
 FRIH Taco, LLC                          WFB              6,928,922           5,627,920      Various
 6230 South Decatur Boulevard            GECC             4,956,095           4,230,381      NV
 Auburn Way Self Storage                 GECC             4,650,000           4,650,000      WA
 Alpha Business Center                   GECC             3,963,742           3,414,503      TX
 Healthspring                            LaSalle          3,094,404           2,804,964      TN
 Flowers Bakery                          WFB              2,595,136           2,345,225      TX

 CLASS A-3 AND A-3 FL TOTAL BALLOON
 PAYMENT                                                                   $452,216,590

 REMAINING CLASS A-3 AND A-3 FL
 AMORTIZATION                                                              $        410

 TOTAL CLASS A-3 AND A-3 FL
 CERTIFICATE BALANCE                                                       $452,217,000

                                                          REMAINING                  CUT-OFF
                                                           TERM TO                    DATE
                                           PROPERTY       MATURITY /    REMAINING      LTV      U/W NCF
LOAN/PROPERTY NAME                           TYPE        ARD (MONTHS)   IO PERIOD     RATIO      DSCR
-------------------------------------------------------------------------------------------------------

 DRA / Colonial Office Portfolio         Various              83            83        79.5%       1.43x
 Och-Ziff Retail Portfolio               Retail               84            84        66.3        1.27
 Emily Morgan Hotel                      Hospitality          83            83        64.1        1.79
 Thunderbird Paseo Medical Plaza         Office               82            58        76.3        1.27
 Hawthorn Suites Naples                  Hospitality         107             0        68.0        1.31
 FRIH Taco, LLC                          Retail               97             0        52.4        1.53
 6230 South Decatur Boulevard            Retail              111             0        75.1        1.13
 Auburn Way Self Storage                 Self Storage         83            83        67.4        1.57
 Alpha Business Center                   Office              110             0        71.4        1.25
 Healthspring                            Office               82             0        50.3        2.37
 Flowers Bakery                          Industrial           82             0        53.0        1.98

 CLASS A-3 AND A-3 FL TOTAL BALLOON
 PAYMENT

 REMAINING CLASS A-3 AND A-3 FL
 AMORTIZATION

 TOTAL CLASS A-3 AND A-3 FL
 CERTIFICATE BALANCE

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                                             PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                             % OF REM          % OF REM
                MONTHS                      AGGREGATE        MORTGAGE          MORTGAGE         % OF REM         % OF REM
                SINCE                       REMAINING      POOL BALANCE      POOL BALANCE       MORTGAGE         MORTGAGE
               CUT-OFF     NUMBER OF        PRINCIPAL        LOCK OUT/          YIELD        POOL BALANCE X%   POOL BALANCE
    PERIOD       DATE   MORTGAGE LOANS       BALANCE       DEFEASANCE(2)    MAINTENANCE(3)     PENALTY(4)          OPEN       TOTAL
------------------------------------------------------------------------------------------------------------------------------------

 August 2007      0          271        $4,077,484,260.80      99.44%            0.56%            0.00%           0.00%      100.00%
 August 2008     12          271        $4,069,668,133.41      99.44%            0.56%            0.00%           0.00%      100.00%
 August 2009     24          271        $4,060,644,710.05      84.51%           14.47%            1.02%           0.00%      100.00%
 August 2010     36          271        $4,049,399,390.94      79.46%           19.53%            1.02%           0.00%      100.00%
 August 2011     48          271        $4,036,288,392.48      79.18%           19.55%            1.01%           0.26%      100.00%
 August 2012     60          253        $3,302,302,540.17      79.92%           19.49%            0.59%           0.00%      100.00%
 August 2013     72          253        $3,274,936,256.48      79.84%           19.56%            0.60%           0.00%      100.00%
 August 2014     84          246        $2,812,374,399.29      79.55%           17.52%            0.00%           2.93%      100.00%
 August 2015     96          245        $2,763,538,218.91      79.74%           17.71%            0.00%           2.55%      100.00%
 August 2016    108          243        $2,719,641,319.57      79.63%           17.52%            0.00%           2.85%      100.00%
 August 2017    120            4        $  115,696,360.67     100.00%            0.00%            0.00%           0.00%      100.00%
 August 2018    132            1        $   26,635,795.23     100.00%            0.00%            0.00%           0.00%      100.00%
 August 2019    144            0        $              --       0.00%            0.00%            0.00%           0.00%        0.00%

______________________________
(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise, Mortgage Pool Prepayment Profile is calculated based on Modeling Assumptions to be described in the offering prospectus.

(2)   Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)   Including mortgage loans that permit defeasance or prepayment with yield maintenance and mortgage loans that permit greater of yield maintenance cost and x% penalties.

(4)   Including mortgage loans that permit x% penalties.

TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

                                                                NUMBER OF
                                                                 MORTGAGE                       % OF
                                                                  LOANS/                      INITIAL
                                                                MORTGAGED     CUT-OFF DATE    MORTGAGE
                                                   MORTGAGE        REAL        PRINCIPAL        POOL
NO.     LOAN NAME                                LOAN SELLER    PROPERTIES      BALANCE       BALANCE
-------------------------------------------------------------------------------------------------------

   1.   Empirian Multifamily Portfolio Pool 1       MLML         1    78    $  384,750,000       9.4%
   2.   Empirian Multifamily Portfolio Pool 3       MLML         1    79       330,250,000       8.1
   3.   Town Center at Cobb                         MLML         1    1        280,000,000       6.9
   4.   DRA / Colonial Office Portfolio             WFB          1    19       247,302,419       6.1
   5.   Och-Ziff Retail Portfolio                 LaSalle        1    11       140,000,000       3.4
        U-Haul Self-Storage Portfolio 14, 15,
   6.   16, 17                                      MLML         4    32       135,891,937       3.3
   7.   B2 Portfolio                                GECC         1    11       130,500,000       3.2
   8.   Gwinnett Place                              MLML         1    1        115,000,000       2.8
   9.   1101 New York Avenue                        WFB          1    1        112,500,000       2.8
  10.   Mann and Sylmar Biomedical Parks            MLML         1    2         65,000,000       1.6
-------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE                                  13   235    $1,941,194,355      47.6%
-------------------------------------------------------------------------------------------------------

                                                                              LOAN
                                                                             BALANCE               CUT-OFF
                                                  PROPERTY       PROPERTY      PER       DSCR      DATE LTV
NO.     LOAN NAME                                   TYPE         SIZE(1)     SF/UNIT      (X)     RATIO (%)
-------------------------------------------------------------------------------------------------------------

   1.   Empirian Multifamily Portfolio Pool 1   Multifamily         7,964    $48,311      1.17x      77.5%
   2.   Empirian Multifamily Portfolio Pool 3   Multifamily         6,860     48,141      1.17       77.3
   3.   Town Center at Cobb                        Retail         558,869        501      1.19       79.8
   4.   DRA / Colonial Office Portfolio           Various       5,227,519        142      1.43       79.5
   5.   Och-Ziff Retail Portfolio                  Retail       2,311,252        123      1.27       66.3
        U-Haul Self-Storage Portfolio 14, 15,
   6.   16, 17                                  Self Storage    1,792,554         76      1.38       69.2
   7.   B2 Portfolio                             Multifamily        2,904     44,938      1.29       74.9
   8.   Gwinnett Place                             Retail         566,908        203      1.91       74.2
   9.   1101 New York Avenue                       Office         390,994        575      1.06       70.2
  10.   Mann and Sylmar Biomedical Parks          Mixed Use       790,013         82      1.50       63.7
-------------------------------------------------------------------------------------------------------------
        TOTAL/WEIGHTED AVERAGE                                                           1.28X       75.4%
-------------------------------------------------------------------------------------------------------------

(1)   Property size is indicated in dwelling units (for multifamily properties)
      and square feet for all other property types.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1

              [2 PHOTOS OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          78
Location (City/State)                                                   Various
Property Type                                                       Multifamily
Size (Units)                                                              7,964
Percentage Physical Occupancy as of April 1, 2007                         94.4%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value (As-Is)                                            $496,240,000
Average Monthly Rent Per Unit                                           $565.52
Underwritten Economic Occupancy                                           93.2%
Underwritten Revenues                                               $54,570,392
Underwritten Total Expenses                                         $20,582,578
Underwritten Net Operating Income (NOI)                             $33,987,814
Underwritten Net Cash Flow (NCF)                                    $31,917,174
March 2007 (TTM) NOI                                                $31,252,904
2006 NOI                                                            $29,893,062
2005 NOI                                                            $26,661,006
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    2
Origination Date                                                    May 9, 2007
Cut-off Date Principal Balance                                     $384,750,000
Cut-off Date Loan Balance Per Unit                                      $48,311
Percentage of Initial Mortgage Pool Balance                                9.4%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8315%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Call Protection                                             LO(26),Def(91),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    77.5%
LTV Ratio at Maturity or ARD                                              72.4%
Underwritten DSCR on NOI(1)                                               1.25x
Underwritten DSCR on NCF(2)                                               1.17x
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the initial interest only period is
      1.49x.

(2)   The Underwritten DSCR on NCF during the initial interest only period is
      1.40x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3

               [2 PHOTOS OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          79
Location (City/State)                                                   Various
Property Type                                                       Multifamily
Size (Units)                                                              6,860
Percentage Physical Occupancy as of April 1, 2007                         93.4%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value (As-Is)                                            $427,200,000
Average Monthly Rent Per Unit                                           $565.27
Underwritten Economic Occupancy                                           92.0%
Underwritten Revenues                                               $47,098,610
Underwritten Total Expenses                                         $17,928,647
Underwritten Net Operating Income (NOI)                             $29,169,963
Underwritten Net Cash Flow (NCF)                                    $27,385,323
March 2007 (TTM) NOI                                                $27,200,170
2006 NOI                                                            $26,033,856
2005 NOI                                                            $24,253,192
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    2
Origination Date                                                    May 9, 2007
Cut-off Date Principal Balance                                     $330,250,000
Cut-off Date Loan Balance Per Unit                                      $48,141
Percentage of Initial Mortgage Pool Balance                                8.1%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8315%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Call Protection                                             LO(26),Def(91),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    77.3%
LTV Ratio at Maturity or ARD                                              72.2%
Underwritten DSCR on NOI(1)                                               1.25x
Underwritten DSCR on NCF(2)                                               1.17x
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.49x.

(2)   The Underwritten DSCR on NCF during the interest only period is 1.40x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1

                 [MAP OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 1]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3

                 [MAP OF EMPIRIAN MULTIFAMILY PORTFOLIO POOL 3]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOANS. The mortgage loans (the "Empirian 1 Loan" and the "Empirian 3 Loan", together the "Empirian Loans") are related un-crossed mortgage loans more specifically described as follows. The Empirian 1 Loan is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee interest in a portfolio of multifamily complexes (the "Empirian 1
Properties"). The Empirian 1 Loan has a principal balance of $384.75 million as of the cut-off date and represents approximately 9.4% of the initial mortgage pool balance and approximately 29.7% of the initial loan group 2 balance. The
Empirian 3 Loan is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee interest in a portfolio of multifamily complexes (the "Empirian 3 Properties", together with the Empirian 1
Properties, the "Empirian Properties"). The Empirian 3 Loan has a principal balance of $330.25 million as of the cut-off date and represents approximately
18.1% of the initial mortgage pool balance and approximately 25.5% of the initial loan group 2 balance.

The Empirian Loans were originated simultaneously on May 9, 2007 and have remaining terms of 118 months to their scheduled maturity dates of June 8, 2017.
The Empirian Loans may be voluntarily prepaid on or after March 8, 2017 without payment of a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the subject securitization trust.

THE PROPERTIES. The Empirian 1 Properties consist of 78 multifamily rental communities totaling 7,964 units located across eight states. The properties range in size from 50 to 244 units, with an average of 102 per location. The
Empirian 3 Properties consist of 79 multifamily rental communities totaling
6,860 units located across eight states. The properties range in size from 41 to
251 units, with an average of 87 per location. The table below contains certain information regarding the properties.

The Empirian Properties are single-story garden apartment communities. The units are factory-built, modular constructed properties that were manufactured in the
1970's to the 1990's by Cardinal Industries, an Ohio-based company established in 1954. Each apartment features direct exterior access, a private patio, and immediate access to parking. Appliances generally include electric ranges and refrigerators with most units offering full-size washer and dryer hookups as well as attic space.

According to Equity Residential, the previous owner, recent capital improvements to the properties reportedly included exterior upgrades to roofs, siding replacement, paint, concrete walks, asphalt paving, sealcoat, landscaping and signage. Interior upgrades reportedly included carpets, cabinets, flooring, countertops, hot water heaters and the replacement of approximately 15,000 HVAC units. Other select renovations included upgrades to on-site management offices and laundry rooms. Per engineering reports created by Land America Commercial
Services, the Empirian Properties are in generally good condition.

--------------------------------------------------------------------------------
                              EMPIRIAN 1 PROPERTIES
                              ---------------------
                                                  % OF
                                 NO. OF          TOTAL       AVERAGE MONTHLY
UNIT MIX                         UNITS           UNITS      MARKET RENT/UNIT(1)
--------------------------------------------------------------------------------
Studio                           1,184            14.9%           $454
1BR                              5,493            69.0             553
2BR                              1,279            16.1             721
3BR                                  8             0.1             812
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE           7,964           100.0%           $565
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              EMPIRIAN 3 PROPERTIES
                              ---------------------
                                                  % OF
                                 NO. OF          TOTAL       AVERAGE MONTHLY
UNIT MIX                         UNITS           UNITS      MARKET RENT/UNIT(1)
--------------------------------------------------------------------------------
Studio                           1,042            15.2%           $461
1BR                              4,864            70.9             564
2BR                                941            13.7             696
3BR                                 13             0.2             797
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE           6,860           100.0%           $567
--------------------------------------------------------------------------------

(1)   Information obtained from the 2007 Land America appraisals.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE MARKET(1). The Empirian Properties are located in both metropolitan and rural areas across nine states with the geographic concentrations in Florida,
Ohio, Georgia and Indiana.

----------------------------------------------------------------------------------------------------------------
                                     EMPIRIAN 1 PROPERTIES - STATE ALLOCATION
                                     ----------------------------------------
                                                                                ALLOCATED CUT-OFF
 STATE              TOTAL SF/UNITS      OCCUPANCY (%)      APPRAISED VALUE        DATE BALANCE         UW NCF
----------------------------------------------------------------------------------------------------------------

Florida                 2,352                95.1%          $184,260,000          $137,160,000       $10,946,201
Georgia                 1,507                94.8             89,530,000            71,470,000         5,963,636
Indiana                 1,273                93.4             63,680,000            50,220,000         4,185,101
Kentucky                  417                95.0             24,600,000            18,700,000         1,494,299
Michigan                  199                96.0             14,300,000            11,440,000         1,016,549
Ohio                    1,973                93.1            103,480,000            82,650,000         7,154,664
Pennsylvania               97                95.9              6,500,000             5,200,000           444,206
Tennessee                 146               100.0              9,890,000             7,910,000           712,517
----------------------------------------------------------------------------------------------------------------
GRAND TOTAL             7,964                94.4%          $496,240,000          $384,750,000       $31,917,174
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                    EMPIRIAN 3 PROPERTIES - STATE ALLOCATION
                                    ----------------------------------------
                                                                                ALLOCATED CUT-OFF
 STATE              TOTAL SF/UNITS      OCCUPANCY (%)      APPRAISED VALUE        DATE BALANCE         UW NCF
----------------------------------------------------------------------------------------------------------------

Florida                 1,947                93.2%          $150,560,000          $113,280,000       $ 8,921,012
Georgia                   983                93.7             57,200,000            44,420,000         3,702,624
Indiana                   877                93.6             46,860,000            36,690,000         3,019,437
Kentucky                  426                95.7             27,370,000            21,470,000         1,743,092
Maryland                  414                93.2             35,480,000            28,020,000         2,426,670
Michigan                  279                93.5             16,450,000            13,160,000         1,247,214
Ohio                    1,822                92.5             86,720,000            67,960,000         5,849,259
Pennsylvania              112                95.5              6,560,000             5,250,000           476,016
----------------------------------------------------------------------------------------------------------------
GRAND TOTAL             6,860                93.4%          $427,200,000          $330,250,000       $27,385,323
----------------------------------------------------------------------------------------------------------------

THE BORROWERS. 215 single purpose, bankruptcy remote entities (the "Empirian
Borrowers") owned and controlled, directly or indirectly, by Ezra Beyman
("Sponsor").

Mr. Beyman has over 20 years of real estate experience. He founded Empire
Equities, the forerunner of Empire Equity Group Inc., in November 1983 and has
since been involved in all aspects of the real estate industry including acquisition, renovation, sale, management and financing of various property types including single-family dwellings, multi-story luxury complexes and commercial real estate. Mr. Beyman also owns and operates a residential mortgage brokerage operation. These operations are organized as the Empire-Empirian Group of Holdings and its affiliates ("Empire"), which direct the management, acquisition, renovation, financing and sale of residential and commercial properties. The company is based in Montvale, NJ.

As of January 2007, Mr. Beyman owned or controlled 309 multifamily properties totaling approximately $2.4 billion in reported market value.

PROPERTY MANAGEMENT. Empirian Property Management, Inc. ("Empirian"), an
affiliate of the Sponsor. Empirian was founded by a team of real estate professionals, including Mr. Beyman, with over 15 years of real estate experience. Empirian exclusively manages Empire's portfolio of approximately 300 properties totaling 35,000 units. Empirian's management approach is to hire experienced local real estate professionals possessing local knowledge of their respective markets. In September 2006, Empire acquired Equity Residential's
Lexford operating and management platform and maintained existing management personnel.

LOCKBOX. Hard lockbox with springing cash management.

ESCROWS.

--------------------------------------------------------------------------------
                       EMPIRIAN 1 LOAN ESCROWS / RESERVES
                       ----------------------------------
TYPE:                                          INITIAL                 MONTHLY
--------------------------------------------------------------------------------
Taxes                                         $2,664,654                   (2)
Insurance                                     $1,663,555                   (3)
Capital Expenditures                          $        0              $172,553
Deferred Maintenance                          $  424,364              $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       EMPIRIAN 3 LOAN ESCROWS / RESERVES
                       ----------------------------------
TYPE:                                          INITIAL                 MONTHLY
--------------------------------------------------------------------------------
Taxes                                        $2,430,923                    (2)
Insurance                                    $1,407,291                    (3)
Capital Expenditures                         $        0               $148,720
Deferred Maintenance                         $  309,041               $      0
Environmental                                $   75,000               $      0
--------------------------------------------------------------------------------

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)   An amount equal to one-twelfth of all annual tax bills.

(3)   An amount equal to one-twelfth of the annual insurance premiums for each property.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None existing or permitted.

PARTIAL RELEASES. Prior to the Defeasance Lockout Date (defined as two years from the start-up day of the last securitization involving any related portion of the Empirian Portfolio Loans) up to 25% (based on allocated loan amount) of the individual Empirian Properties may be released from the lien of the related mortgage provided that (i) the debt service coverage ratio ("DSCR") on the applicable Empirian Loan immediately following the release is equal to or greater than the greater of (a) the DSCR immediately prior to such release and
(b) the DSCR as of the loan closing date, (ii) the Empirian Borrowers prepay the loan in an amount equal to the "Adjusted Release Amount" (equal to (x) with respect to properties located in Michigan or Ohio, 110% of the allocated loan amount for each such property, and (y) with respect to properties located in any other state, 115% of the allocated loan amount for each such property) and (iii)
the Empirian Borrowers pay a prepayment premium in an amount equal to the greater of yield maintenance and 1%.

After the Defeasance Lockout Date, the loan may be defeased in whole or in part and the underlying properties may be released and replaced with U.S. treasury securities in an amount equal to the adjusted release amount associated with the properties being released, provided that the Empirian Borrowers comply with standard defeasance provisions, including the requirement that after such partial defeasance the DSCR on the applicable Empirian Loan is equal to or greater than (a) the DSCR immediately prior to such release and (b) the DSCR as of the loan closing date.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

TOWN CENTER AT COBB

                        [2 PHOTOS OF TOWN CENTER AT COBB]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                              Kennesaw, GA
Property Type                                                            Retail
Size (Square Feet)                                                      558,869
Percentage Physical Occupancy as of April 10, 2007                        91.8%
Year Built                                                                 1986
Year Renovated                                                             1998
Appraisal Value                                                    $351,000,000
# of Tenant Leases                                                          153
Average Rent Per Square Foot                                             $32.06
Underwritten Economic Occupancy                                           93.7%
Underwritten Revenues                                               $28,474,861
Underwritten Total Expenses                                          $8,277,910
Underwritten Net Operating Income (NOI)                             $20,196,952
Underwritten Net Cash Flow (NCF)                                    $19,402,834
March 2007 (TTM) NOI                                                $19,901,417
2006 NOI                                                            $20,170,274
2005 NOI                                                            $18,666,703
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                   May 23, 2007
Cut-off Date Principal Balance                                     $280,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $501
Percentage of Initial Mortgage Pool Balance                                6.9%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.7400%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Call Protection                                    LO(26),Def(27),O(7)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    79.8%
LTV Ratio at Maturity or ARD                                              79.8%
Underwritten DSCR on NOI                                                  1.24x
Underwritten DSCR on NCF                                                  1.19x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                          [MAP OF TOWN CENTER AT COBB]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Town Center at Cobb Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a regional mall (the "Town Center at Cobb Property") located in Kennesaw,
Georgia. The Town Center at Cobb Loan represents approximately 6.9% of the initial mortgage pool balance and approximately 10.1% of the initial loan group
1 balance.

The Town Center at Cobb Loan was originated on May 23, 2007, and has a principal balance as of the cut-off date of $280 million. The Town Center at Cobb Loan has a remaining term of 58 months to its maturity date of June 8, 2012. The Town
Center at Cobb Loan may be prepaid on or after December 8, 2011 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

THE PROPERTY. The Town Center at Cobb Property is a two-level, Class A, enclosed regional mall anchored by Macy's, Macy's Furniture, Sears, Belks and JC Penny.
With the exception of the Belks, the anchors are tenant owned and not part of the collateral for the Town Center at Cobb Loan. Junior anchors at the property include The Gap and Victoria's Secret. The property contains approximately 150 in-line shops totaling approximately 387,000 square feet inclusive of the food court and kiosks.

The mall is located at 400 Ernest West Barrett Parkway, Kennesaw, Cobb County,
Georgia approximately 20 miles northwest of the Atlanta central business district ("CBD"). The property is situated on the north side of Barrett Parkway less than one mile from the intersection of Interstates 75 and 575. The property is visible from both highways, which serve as the area's primary north/south thoroughfares providing access to the major employment centers in northwest
Atlanta. Barrett Parkway is a four to six lane major thoroughfare running between western and northern Cobb County. Situated on 110.4 acres, the Town
Center at Cobb Property was constructed in 1986 with an expansion (reportedly
74,623 square feet of gross leaseable area ("GLA")) in 1998. The parking ratio is 5.40:1000 total leaseable square feet.

The following table presents certain information relating to the major tenants at the Town Center at Cobb Property:

---------------------------------------------------------------------------------------------------------------------
                                                  TENANT INFORMATION
                                                  ------------------

                                                 CREDIT RATINGS                               BASE RENT      LEASE
TENANT NAME               PARENT COMPANY         (FITCH/S&P)(1)    SQUARE FEET(3)  % OF GLA      PSF      EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Macy's(2)                    Macy's Inc.            BBB/BBB            238,000       NAP         NAP          NAP
Macy's Furniture(2)          Macy's Inc.            BBB/BBB            232,000       NAP         NAP          NAP
Sears(2)                         NAP                                   170,527       NAP         NAP          NAP
Belks                            NAP                                   161,865      29.0%       $8.35      8/31/2012
J.C. Penney(2)           JC Penny & Co. Inc.        BBB/BBB-            82,000       NAP         NAP          NAP
The Gap                      The Gap Inc.           BB+/BB+             16,968       3.0        36.23     12/31/2008
Abercrombie & Fitch              NAP                                    12,219       2.2        30.00      1/31/2012
Victoria's Secret          LTD Brands Inc.          NR/BBB-              9,983       1.8        40.00      1/31/2015
Express/Express Men              NAP                                     9,111       1.6        28.00      1/31/2015
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                 226,073      40.5%      $15.06
---------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Anchor owned and not part of the collateral securing the Town Center at
      Cobb Loan.

(3)   Anchor owned square footage is excluded from total.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Town Center at Cobb Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1)
                                                  --------------------------

               NUMBER     SQUARE      % OF                     % OF      CUMULATIVE    CUMULATIVE    CUMULATIVE   CUMULATIVE %
             OF LEASES     FEET       GLA        BASE RENT   BASE RENT   SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

    2007        10        30,478        5.5%   $   915,820       5.6%       30,478         5.5%     $   915,820        5.6%
    2008        17        58,936       10.5      1,894,953      11.5        89,414        16.0        2,810,773       17.1
    2009        7          4,993        0.9        436,400       2.7        94,407        16.9        3,247,173       19.8
    2010        15        22,920        4.1      1,247,874       7.6       117,327        21.0        4,495,047       27.3
    2011        15        18,989        3.4      1,260,120       7.7       136,316        24.4        5,755,167       35.0
    2012        15       180,476       32.3      2,454,356      14.9       316,792        56.7        8,209,523       49.9
    2013        11        27,533        4.9      1,071,272       6.5       344,325        61.6        9,280,794       56.5
    2014        9         19,019        3.4        815,277       5.0       363,344        65.0       10,096,071       61.4
    2015        18        64,925       11.6      2,292,544      13.9       428,269        76.6       12,388,615       75.4
    2016        21        46,692        8.4      2,229,119      13.6       474,961        85.0       14,617,734       88.9
    2017        12        30,805        5.5      1,621,658       9.9       505,766        90.5       16,239,392       98.8
Thereafter      3          7,038        1.3        200,206       1.2       512,804        91.8       16,439,599      100.0
  Vacant       NAP        46,065        8.2              0       0.0       558,869       100.0
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL       153       558,869      100.0%   $16,439,599     100.0%
-------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the Town Center at Cobb Borrower's rent roll dated May 1, 2007.

THE MARKET(2). The Town Center at Cobb Property is located in Cobb County,
Georgia, within the greater Kennesaw area. The City of Atlanta is approximately
20 miles southeast of the property. The Atlanta-Sandy Springs-Marietta metropolitan statistical area ("Atlanta MSA") consists of 28 counties in northwest Georgia. From 1996 to 2006, Atlanta's gross metro product grew at an average annual rate of 4.3%, higher than the nation's top 100 largest metro areas ("Top 100") with an average of 3.6%. Over the same period, Atlanta's annual population growth averaged 3.0%, above the Top 100 and national annual averages of 1.2% and 1.0%, respectively.

The Town Center at Cobb Property is located in an area characterized as rural/suburban. Over the past 20 years, the rural portions of Cobb and neighboring counties have become popular residential communities due to their proximity to interstate routes 75 and 575. These highways provide access to the major employment centers in northwest Atlanta and greater Atlanta to the south.
Retail and commercial development has followed the migration of households to the area. Local retail development is concentrated along Barrett Parkway mainly near the Town Center at Cobb Property and the two interstate interchanges.
Nearby retail uses include power centers, community centers, freestanding buildings and restaurants.

The Town Center at Cobb Property's primary trade area spans a 10-mile radius around the center. Given its regional accessibility and the location of competitive properties, a secondary trade area expands to a 15-mile radius. The primary and secondary trade areas had 2006 populations of 594,983 and 1,024,620 persons, respectively. Between 2000 and 2006, the population within the primary trade area increased at a compound annual rate of 1.59%. Average 2006 household income within the primary trade area was $86,904, 112.9% of the Atlanta MSA average ($76,961) and 132.2% of the state average ($65,738), with 29.3% of households earning at least $100,000 per year.

Other regional malls within 15 miles of the Town Center at Cobb Property include
Perimeter Mall, Cumberland Mall and Northpoint Mall.

THE BORROWER. Town Center at Cobb, LLC (the "Town Center at Cobb Borrower") is a
single purpose, bankruptcy remote entity owned in a joint venture between an entity owned 50% by Simon Property Group, Inc. ("Simon") and 50% by The Mills
Corporation, which was recently acquired by a joint venture between Simon and
Farallon Capital Management.

Founded in 1960 and headquartered in Indianapolis, Indiana, Simon is the largest publicly traded retail real estate investment trust (REIT) in North America and the country's largest owner, developer and manager of retail real estate. As of
March 31, 2007, Simon owned or held an interest in 285 properties in the United
States containing an aggregate of 201 million square feet of GLA in 38 states and Puerto Rico.

PROPERTY MANAGEMENT. Simon Management Associates II, LLC, an affiliate of the
Town Center at Cobb Borrower

LOCKBOX. Hard with springing cash management

ESCROWS. None.

PERMITTED MEZZANINE DEBT. Simon, as mezzanine borrower shall have the right, upon thirty days prior written notice to lender, to obtain a mezzanine loan secured by a pledge of any or all of its direct or indirect ownership interests in Town Center at Cobb Borrower without lender approval or rating agency confirmation provided that, among other requirements, a maximum loan-to-value ratio of 80% and a minimum debt service coverage ratio of 1.05x have been maintained on the aggregate loan balance.

(2)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

DRA / COLONIAL OFFICE PORTFOLIO

                  [2 PHOTOS OF DRA / COLONIAL OFFICE PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                     Various
Location (City/State)(1)                                                Various
Property Type(1)                                                        Various
Size (Square Feet)                                                    5,227,519
Percentage Physical Occupancy as of June 1, 2007                          93.9%
Year Built(1)                                                           Various
Year Renovated(1)                                                       Various
Appraisal Value(1)                                                 $933,100,000
# of Tenant Leases                                                          618
Average Rent Per Square Foot                                             $19.70
Underwritten Economic Occupancy                                           91.8%
Underwritten Revenues                                              $108,269,933
Underwritten Total Expenses                                         $39,427,229
Underwritten Net Operating Income (NOI)                             $68,842,703
Underwritten Net Cash Flow (NCF)                                    $60,329,044
2006 NOI                                                            $59,546,991
--------------------------------------------------------------------------------

(1)   See the table titled "DRA / Colonial Office Portfolio Properties" under
      "The Property" section below.

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        WFB
Loan Group                                                                    1
Origination Date                                                  June 13, 2007
Cut-off Date Principal Balance                                     $247,302,419
Cut-off Date Loan Balance Per SF/Unit                                      $142
Percentage of Initial Mortgage Pool Balance                                6.1%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6100%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           84
Original Term to Maturity/ARD (Months)                                       84
Original Call Protection                                    LO(25),Def(55),O(4)
Lockbox                                          None at Closing Springing Hard
Cut-off Date LTV Ratio                                                    79.5%
LTV Ratio at Maturity or ARD                                              79.5%
Underwritten DSCR on NOI                                                  1.63x
Underwritten DSCR on NCF                                                  1.43x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                    [3 MAPS OF DRA OFFICE PORTFOLIO - FIXED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "DRA / Colonial Office Portfolio Loan") is evidenced by a single promissory note and a loan agreement secured by first priority deeds of trust, mortgages and deeds to secure debt encumbering 17 Class
A office buildings one Class A anchored shopping center and one Class A office/retail mixed use property (collectively the "DRA / Colonial Office
Portfolio Properties") located in the Birmingham, Alabama; Orlando, Florida;
Tampa, Florida; Atlanta, Georgia; Charlotte, North Carolina and Austin, Texas
markets. The DRA / Colonial Office Portfolio Loan represents approximately 6.1%
of the initial mortgage pool balance and approximately 8.9% of the initial loan group 1 balance.

The DRA / Colonial Office Portfolio Loan was originated on June 13, 2007, and has a principal balance as of the cut-off date of $247,302,419. The DRA /
Colonial Office Portfolio Loan has a remaining term of 83 months to its scheduled maturity date of July 1, 2014. The DRA / Colonial Office Portfolio
Loan permits defeasance in whole or partial defeasance, on a property by property basis, with United States government obligations or other government securities upon two years after the creation of the securitization trust (the
"DRA / Colonial Office Portfolio Defeasance Date"). Voluntary prepayment of the
DRA / Colonial Office Portfolio Loan is permitted on or after April 1, 2014, without penalty.

The DRA / Colonial Office Portfolio Loan is pari passu with two (2) other promissory notes (the "DRA / Colonial Office Portfolio Pari Passu Notes") and,
together with the DRA / Colonial Office Portfolio Loan (the "DRA / Colonial
Office Portfolio Loan Combination") has an aggregate principal balance, including the DRA / Colonial Office Portfolio Loan, of $741,907,256. The initial disbursement of the DRA / Colonial Office Portfolio Loan was $588,222,819 and at
any time prior to August 15, 2007 an additional $153,684,437 (the "Future
Advance") will be advanced under the DRA / Colonial Office Portfolio Pari Passu
Notes upon request, subject to certain conditions, including but not limited to,
(i) no default exists, and (ii) no material advance change to the collateral or borrower has occurred. The DRA / Colonial Office Portfolio Pari Passu Notes are
secured by the same mortgage as the DRA / Colonial Office Portfolio Loan. The
DRA / Colonial Office Portfolio Pari Passu Notes are pari passu in right of payment and in other respects to the DRA / Colonial Office Portfolio Loan, and have the same interest rate, maturity date and original term to maturity as the
DRA / Colonial Office Portfolio Loan. The DRA / Colonial Office Portfolio Pari
Passu Notes will be held outside of the trust and are expected to be securitized in other transactions. See "Description of the Mortgage Pool -- The Loan
Combinations" in the offering prospectus.

THE PROPERTIES. The DRA / Colonial Office Portfolio Loan is secured by a fee interest in 17 office properties consisting of 4,864,866 square feet and located in Birmingham, AL; Orlando, FL; Tampa, FL; Atlanta, GA; Charlotte, NC and
Austin, TX markets; and one shopping centers consisting of 125,462 square feet and located in Birmingham, AL and one 237,191 square foot mixed use property in
Lake Mary, FL. The DRA / Colonial Office Portfolio Properties have occupancies that range between 77.3% and 100%. As of June 1, 2007, the DRA / Colonial Office
Portfolio Properties are 93.9% occupied by 618 tenants.

The following table presents certain information regarding the DRA / Colonial
Office Portfolio Properties:

---------------------------------------------------------------------------------------------------------------
                                    DRA / COLONIAL OFFICE PORTFOLIO PROPERTIES
                                    ------------------------------------------

                                                                             CUT-OFF DATE
                                                                              ALLOCATED            YEAR
PROPERTY                        CITY/STATE                       TYPE          BALANCE             BUILT
---------------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.   Lake Mary, Florida               Office      $ 34,630,982   1989/1996/1998-2001
Research Office Park            Austin, Texas                    Office        26,447,908           2001
CC at Town Park                 Lake Mary, Florida               Office        23,265,602      2001-2002/2006
Colonial Place I & II           Tampa, Florida                   Office        20,379,333        1985-1986
CC at Colonnade                 Birmingham, Alabama              Office        19,575,196      1988-1989/1999
Peachtree Street                Atlanta, Georgia                 Office        15,561,000           1989
CP Town Park Combined           Lake Mary, Florida           Office/Retail     14,764,167           2004
Concourse Center                Tampa, Florida                   Office        12,254,067        1982-1984
CC at Town Park 600             Lake Mary, Florida               Office        11,926,964           2002
Riverchase Center               Birmingham, Alabama              Office         9,226,014        1987/1990
International Office Park       Birmingham, Alabama              Office         8,717,915        1987/1999
Colonial Center at Bayside      Clearwater, Florida              Office         8,370,268        1987/1994
Colonial Center at Blue Lake    Birmingham, Alabama              Office         7,380,812           1982
Shops at Colonnade -- Retail    Birmingham, Alabama              Retail         7,225,554           1989
Colonial Plaza                  Birmingham, Alabama              Office         6,712,260           1982
Esplanade                       Charlotte, North Carolina        Office         6,685,518           1981
Maitland Office Building        Maitland, Florida                Office         5,273,750           1984
HIBC 1000 Building              Lake Mary, Florida               Office         4,679,862           1997
One Independence Plaza          Birmingham, Alabama              Office         4,225,247           1978
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                       $247,302,419
---------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                        % OF
                                                       TOTAL
                                  YEAR       SQUARE    SQUARE                                                           APPRAISED
PROPERTY                        RENOVATED     FEET      FEET    OCCUPANCY               PRIMARY TENANT                    VALUE
-----------------------------------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.     2002       835,201    16.0%      84.5%     Symantec Corporation                      $129,500,000
Research Office Park              NAP        357,689     6.8      100.0      Charles Schwab & Co., Inc.                  98,900,000
CC at Town Park                   NAP        458,259     8.8       98.2      Pershing, LLC                               87,000,000
Colonial Place I & II             NAP        371,473     7.1       97.3      Blue Cross & Blue Shield                    77,000,000
CC at Colonnade                   2004       419,387     8.0       99.7      Infinity Insurance Company                  73,200,000
Peachtree Street                  NAP        309,625     5.9       91.5      Kurt Salmon Associates Inc.                 58,500,000
CP Town Park Combined             NAP        237,191     4.5       96.4      Albertson's # 4316                          57,000,000
Concourse Center                  NAP        294,369     5.6       99.6      HealthPlan Services II                      46,300,000
CC at Town Park 600               2004       199,585     3.8      100.0      Fiserv, Inc.                                44,600,000
Riverchase Center                 NAP        306,143     5.9       93.6      BioHorizons Implant Systems                 34,500,000
International Office Park         2004       210,984     4.0       99.3      Command Alkon Inc.                          32,600,000
Colonial Center at Bayside        1997       212,882     4.1       98.8      Presidion Solutions/2                       31,300,000
Colonial Center at Blue Lake      2005       166,590     3.2       99.2      Colonial Properties Trust                   27,600,000
Shops at Colonnade -- Retail      2004       125,462     2.4       98.3      Gold's Gym                                  28,600,000
Colonial Plaza                    2004       170,850     3.3       84.7      Alabama Gas Corporation                     25,100,000
Esplanade                         2005       202,817     3.9       81.7      Homecomings Financial Network, Inc.         25,000,000
Maitland Office Building          NAP        155,730     3.0       77.3      Adventist Health System                     23,100,000
HIBC 1000 Building                NAP         87,066     1.7      100.0      The Sungard                                 17,500,000
One Independence Plaza            NAP        106,216     2.0       90.7      Birmingham Gastroenterology Association     15,800,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     5,227,519   100.0%      93.9%                                               $933,100,000
-----------------------------------------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the DRA / Colonial Office Portfolio Properties:

---------------------------------------------------------------------------------------------------------------------
                                                 TENANT INFORMATION
                                                 ------------------
                                                CREDIT RATINGS                               BASE RENT      LEASE
TENANT NAME                    PARENT COMPANY   (FITCH/S&P)(1)     SQUARE FEET    % OF GLA      PSF      EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Charles Schwab & Co., Inc.     NAP                    A/A+            357,689        6.8%    $  22.21     Various(2)
Fiserv, Inc.                   NAP                  NR/BBB+           291,642        5.6        20.46     Various(3)
Infinity Insurance Company     NAP                    A/A             153,783        2.9        21.50      3/31/2016
Bank of New York               NAP                  AA--/A+           130,630        2.5        21.42     Various(4)
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                921,848       17.6%    $  21.44
---------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Charles Schwab & Co., Inc. currently subleases 100% of this space to other tenants, and has leases containing 87,563 square feet of space expiring
      3/31/2009, while 270,126 square feet of space expires 3/31/2012.

(3)   Fiserv, Inc. has leases containing 93,557 square feet of space expires
      6/30/2012, while 198,085 square feet expires 7/31/2012.

(4)   Bank of New York has leases containing 62,893 square feet of space expires
      7/31/2011, while 67,737 square feet expires 10/31/2016.

The following table presents certain information relating to the lease rollover schedule at the DRA / Colonial Office Portfolio Properties:

-------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(5)
                                                  --------------------------

                                                                          CUMULATIVE
               NUMBER    SQUARE        % OF                     % OF        SQUARE     CUMULATIVE   CUMULATIVE    CUMULATIVE %
             OF LEASES    FEET         GLA       BASE RENT    BASE RENT      FEET       % OF GLA     BASE RENT    OF BASE RENT
   YEAR       EXPIRING  EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

    MTM         54        175,971        3.4%   $ 3,326,300       3.4%      175,971        3.4%     $ 3,326,300        3.4%
    2007        51        241,612        4.6      4,768,301       4.9       417,583        8.0        8,094,601        8.4
    2008       118        524,610       10.0     10,705,543      11.1       942,193       18.0       18,800,143       19.4
    2009       113        628,671       12.0     12,242,184      12.7     1,570,864       30.0       31,042,328       32.1
    2010        92        426,178        8.2      8,646,731       8.9     1,997,042       38.2       39,689,059       41.1
    2011        86        787,736       15.1     15,969,641      16.5     2,784,778       53.3       55,658,700       57.6
    2012        42        890,783       17.0     18,167,576      18.8     3,675,561       70.3       73,826,276       76.4
    2013        18        231,456        4.4      4,643,688       4.8     3,907,017       74.7       78,469,964       81.2
    2014        9         134,676        2.6      2,224,010       2.3     4,041,693       77.3       80,693,974       83.5
    2015        12        274,537        5.3      5,375,673       5.6     4,316,230       82.6       86,069,647       89.0
    2016        14        318,037        6.1      6,224,560       6.4     4,634,267       88.7       92,294,207       95.5
    2017        3         159,766        3.1      3,213,142       3.3     4,794,033       91.7       95,507,349       98.8
Thereafter      6         112,366        2.1      1,156,029       1.2     4,906,399       93.9       96,663,378      100.0
  Vacant                  321,120        6.1              0       0.0     5,227,519      100.0
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL       618      5,227,519      100.0%   $96,663,378     100.0%
-------------------------------------------------------------------------------------------------------------------------------

(5)   Information obtained from the DRA / Colonial Office Portfolio Borrower's rent roll dated June 1, 2007.

THE MARKETS(6).

BIRMINGHAM, ALABAMA: Birmingham is the largest city in the state of Alabama; the
Greater Birmingham region contains 1.1 million people and represents roughly a quarter of the state's population. Over the past 20 years, Birmingham has been in the top ten nationally of high income growth cities. The city's largest employer is the University of Alabama with a workforce of almost 19,000 employees. AmSouth and Regions Financial are in the process of a merger that will create the nation's 8th largest bank and represent the area's second largest employer.

The Birmingham Office market ended the 1st Quarter 2007 with a vacancy rate of
8.6%, which was 0.4% lower than the previous quarter. Class A projects reported a vacancy rate of 10.6%, while Class B projects reported a lower vacancy of
7.9%. The overall vacancy rate in Birmingham's central business district at the end of the first quarter 2007 decreased to 13.5%, with suburban markets decreasing to 7.2%. Net absorption for the overall Birmingham office market was a positive 294,069 square feet in the 1st Quarter 2007. That compares to a positive 192,380 square feet during the 4th Quarter 2006. The average asking rental rate for all classes of available office space was $17.00 psf, which represented an 11.0% increase from YE 2006. During the 1st Quarter 2007, 2 buildings totaling 36,470 square feet were completed in the Birmingham market area. This compares to 5 buildings totaling 34,360 square feet that were completed during the 4th quarter of 2006. There were 367,545 square feet of office space under construction at the end of the first quarter 2007.

(6)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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ORLANDO, FLORIDA: Orlando is Florida's sixth-largest city with over 1.9 million people in the greater metropolitan area. The Orlando-Kissimmee MSA, consists of
Lake, Orange, Osceola, and Seminole Counties. Between 1995 and 2005, the Orlando
MSA experienced an annual growth rate of 3.1%; more than double that of the Top
100 average of 1.2%. Between 1995 and 2005, Orlando's employment base grew at an average annual rate of 3.7%, more than double the 1.4% average across the Top
100.

A large part of Orlando's economy is tourism which brings in millions of visitors to the city annually. Orlando is home to the Walt Disney World Resort,
Sea World, and the Universal Orlando Resort. The city is the second largest in the country for number of hotel rooms and sees an estimated 52 million tourists per year. The city is home to two major health systems, Florida Hospital and
Orlando Regional Healthcare System. The Central Florida region is home to offices or labs leased or owned by firms such as Lockheed-Martin, IBM, Oracle,
Siemens, Westinghouse, GE, AT&T, Boeing, Fiserv, Symantec, and Northrop Grumman.

According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the
Orlando office market reflected a 10.0% vacancy rate, which was a 0.3% increase from the 9.7% rate recorded for year-end 2006. The YE 2006 vacancy rate reflected annual net absorption (1.6 million square feet), combined with moderate construction (756,028 square feet), reducing by 2.7% the YE 2005 rate to give metro Orlando its first single-digit year-end vacancy since 1999. Fourth quarter 2006 asking and lease rents were $20.82 psf and $17.83 psf, respectively. This trend continued during the first quarter of 2007, with average asking rents increasing almost 2% to $21.22.

TAMPA, FLORIDA: Tampa, located on west coast of the state of Florida, has a total population of 326,519 making it Florida's third largest city behind
Jacksonville and Miami. The Tampa-St. Petersburg-Clearwater metropolitan area is composed of four counties and has a population of roughly 2.7 million. Tampa's port is the seventh largest in the nation and Florida's largest tonnage port, handling nearly half of all seaborne commerce that passes through the state.
Three Fortune 1000 companies are headquartered in the metropolitan area; Outback
Steakhouse, Inc., TECO Energy, which provides energy for the surrounding area, and Raymond James Financial. Additionally Publix, a Fortune 500 supermarket chain, is headquartered in nearby Lakeland, Florida.

According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the
Tampa office market reflected an 11.2% vacancy rate, up 0.1% from a quarter earlier but unchanged year-over year. The overall vacancy trend for the last few years has been downward. Preliminary first quarter data shows a small increase in vacancy, to 11.2%. Rent growth was strong in 2006; respective increases of
7.6% and 8.9% produced year-end asking and effective average lease rates at
$20.21 and $17.45 psf, respectively. Preliminary first quarter 2007 data puts the first quarter asking average at $20.62 psf, after a 2.0% increase. Southeast reports 1.44 million square feet under construction, nearly one-third of which belong to projects smaller than 25,000 square feet. Major projects presently underway include the 750,000-square-foot, three-building office component of
MetLife's 1.5 million-square-foot mixed-use redevelopment of its campus in
Westshore. Just across the street, Crescent Resources is developing the
247,000-square-foot Corporate Center IV at International Plaza. Other substantial endeavors include Highwoods Properties' 208,000-square-foot second phase of Highwoods Bay Center I, also in Westshore. In February 2007, reports the Tampa Bay Business Journal, Ohio based Equity Inc. announced its plans for the $200 million, 1 million square- foot mixed-use office-retail South Bend project on a 133-acre site at I-75 and Big Bend Round in south Hillsborough
County.

ATLANTA, GEORGIA: Atlanta achieved 3.1% growth in average nonagricultural employment, above the U.S. average. At the end of 2006, the Atlanta economy was slowing. According to the U.S. Department of Labor, Bureau of Labor Statistics
(BLS), average non-farm employment increased 2.6% last year for a net gain of
60,100 jobs. As of February 2007, employment was up only 1.8% (42,100 jobs) from
12 months prior. Atlanta achieved 2.9% annual average population gains over the preceding five years. BLS reports a March 2007 MSA unemployment rate of 3.9%, down from 4.5% a year earlier.

Peachtree Street is located within the Midtown/Pershing submarket of Atlanta, which totals approximately 14 million square feet. According to a 1st Quarter
2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 14.9%, which was down 3.0% from YE 2006. Average asking rents in this submarket were reported at $24.51 psf, which was a five year high. Average asking rents have increased three straight quarters from $24.05 in the 3rd
Quarter of 2006 to the current $24.51 psf. The submarket experienced positive absorption of 48,000 square feet during the 1st Quarter of 2007, with 695,000 square feet absorbed in 2006. New construction in this submarket has been moderate, with 681,000 square feet added in 2006. This reflects an increase of almost 6%. Currently, there is only 278,000 square feet projected to hit the market in 2007.

CHARLOTTE, NORTH CAROLINA: Employment growth picked up for the Charlotte MSA toward the end of 2006. According to Current Employment Survey (CES) data from the Bureau of Labor Statistics (BLS), non-farm payroll employment rose by 25,900 jobs (3.2%) in the year to December 2006, similar to a gain of 23,700 jobs
(3.0%) in the year to December 2005. Employment data from 2000 to 2006 showed a gain of 54,100 jobs (7.1%) and increases in every sector except for
Manufacturing (down 26,000 jobs or 23.9%) and Information (down 2,300 jobs or
9.5%). The gains were lead by Financial Activities, with a 2000 to 2006 gain of
20,500 jobs (36.2%). In the year to December 2006, this sector gained 4,900 jobs
(6.6%) and the Professional and Business Services sector gained 5,700 jobs
(4.8%). Moreover, the post-2000 industrial decline has ebbed, with
Manufacturing, Wholesale Trade, and Transportation and Utilities employment flat through December 2006, according to CES data. Household-based data from the BLS shows similar growth in the number of employed residents of the MSA (up by
20,259 or 2.6% year-over-year in December) and the labor force (up 20,674 or
2.6%). This has generated strong ongoing population growth, with the region gaining 43,000 residents (2.8%) in 2006 according to Economy.com after similar gains in 2004 and 2005. This is boosting the local economy, with CES data showing a gain of 3,500 jobs (3.9%) in Retail Trade in the year to December
2006. Housing prices are at roughly the national average. The National
Association of Realtors reports a fourth quarter median sales price of $198,200 for single-family homes, up

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

8.0% from a year earlier. According to the U.S. Census Bureau, the number of housing units authorized by building permits in structures with five or more units was 4,603 in 2006, up 78.6% from 2005. Construction and related industry employment was up 4,300 (8.0%) year-over-year.

Esplanade is located within the South Park submarket of Charlotte, which totals approximately 4.4 million square feet. According to a 1st Quarter 2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 17.3%, which was 4.0% higher than YE 2006. Average asking rents in this submarket were reported at $22.75 psf, which was 1.4% higher than YE 2006 and at a 5-year high.
The submarket experienced negative absorption of 171,000 square feet during the
1st Quarter of 2007, which contributed to the increase in vacancy from YE 2006.
New construction in 2006 was substantial, with 397,000 square feet (9% increase)
added to the market.

AUSTIN, TEXAS: The Austin economy improved at the end of 2006. According to
Current Employment Survey (CES) data from the Bureau of Labor Statistics (BLS), non-farm payroll employment rose by 33,100 jobs (4.7%) from December 2005 to
December 2006, outpacing a gain of 25,100 jobs (3.7%) in the previous 12 months.
The population is growing rapidly, with Economy.com reporting an increase of nearly 48,000 residents (3.2%) in 2006, following a similar gain the prior year.
Job growth has occurred in the Retail Trade (up 2,400 jobs, or 3.1%) and Leisure and Hospitality (up 5,300, or 7.6%) sectors, the office-based Financial
Activities (up 1,700, or 4.0%) and Professional and Business Services (up 4,600,
or 4.8%) sectors are expanding as well. Likewise in the industrial sector, with employment growth not only in Wholesale Trade (up 1,700, or 4.5%) and Transport and Utilities (up 500, or 4.0%) but also in Manufacturing (up 2,000, or 3.5%).
The Local Government (up 3,700, or 5.2%) is growing as well. Non-farm employment is 47,300 jobs (7.0%) higher than in 2000 at the peak of the tech sector. While compared to 2000 employment levels, the Information (down 2,500, or 10.3%) and
Manufacturing (down 24,200, or 29.2%) sectors remain lower, every other labor sector is up. From 2003 to 2006, lagging sectors have added jobs as well.
According to the National Association of Realtors, the Austin MSA median existing home sales price in the third quarter was $175,200 for single family, up 4.9% year-over-year, and $160,000 for condos and coops, up 16.5%. Both are below the national averages of $219,300 and $220,900, respectively. According to the U.S Census Bureau, the number of housing units receiving building permits in structures with five or more units in 2006 was 8,064, up 53.3% from 2005.
Construction and related employment continues to increase, according to CES data, with an 11.8% (4,900-job) gain in 2006.

Research Park Plaza is located within the North central submarket of Austin, which totals approximately 5.3 million square feet. According to a 1st Quarter
2007 market survey by REIS Real Estate Group, the submarket vacancy was reported at 13%, which was 2.4% lower than YE 2006. Vacancy rates have continued to decrease over the last four quarters, dropping from a high of 19.7% during the
1st Quarter of 2006 to the current 13%. Average asking rents in this submarket were reported at $21.02 psf, which was a 5-year high. Over the last 3 years, average asking rents increased almost 23% and 6% just over the last two quarters. The submarket experienced positive absorption of 193,000 square feet during the 1st Quarter of 2007, with 176,000 square feet absorbed in 2006. This submarket has achieved positive absorption seven of the last eight quarters.
There has been no new construction in this submarket since 2003.

THE BORROWERS. The borrowers are 19 single purpose entities (collectively, the
"DRA / Colonial Office Portfolio Borrowers"), which own no material assets other than their respective DRA / Colonial Office Portfolio Properties and related ownership interests. The DRA / Colonial Office Portfolio Borrowers are Delaware
limited liability companies, or partnerships, with an independent manager. A non-consolidation opinion regarding each of the DRA / Colonial Office Portfolio
Borrowers was delivered at origination. The DRA / Colonial Office Portfolio
Borrowers are indirectly controlled by DRA G&I Fund VI Real Estate Investment
Trust ("DRA") and Colonial Properties Trust ("Colonial"), (the "DRA / Colonial
Office Portfolio Sponsors"). The DRA / Colonial Office Portfolio Sponsors, or
their affiliates, own most of the beneficial interest in the DRA / Colonial
Office Portfolio Borrower.

DRA was established in 1986 as Dreyfus Realty Advisors, Inc., the real estate advisory arm of The Dreyfus Corporation. Subsequent to its merger with Mellon
Bank, N.A., Dreyfus was required to divest its real estate advisory activities.
Renamed DRA Advisors, the founding principals acquired the parent company's interest in 1994 and have grown DRA to its current position. As a registered investment advisor, DRA manages over $8 billion in assets. Since inception, DRA has acquired more than 80 shopping centers (totaling over 18 million square feet), over 60 office properties (totaling over 12 million square feet), and 60 multi-family investments (comprised of over 16,000 units in more than 10 markets).

Colonial, originally incorporated in 1970, completed its initial public offering in September 1993. Over the last forty years, through a series of acquisitions and joint ventures, Colonial has grown from a small regional portfolio headquartered in Birmingham, Alabama into a fully-integrated, publicly traded
REIT. Colonial is a self-administered and self-managed real estate investment trust that, through its subsidiaries, owns a portfolio of multifamily, office and retail properties in the Sunbelt region of the United States. As a fully integrated real estate firm, the Company develops new properties, acquires existing facilities and provides management, leasing and brokerage services for its own portfolio as well as for properties owned by third parties. As of
September 30, 2006, Colonial directly owned or managed 46,125 apartment units,
17.7 million square feet of office space and 12.1 million square feet of retail shopping space throughout the Sunbelt regions of the United States.

PROPERTY MANAGEMENT. The manager for the DRA / Colonial Office Portfolio
Properties is Colonial Properties Services, Inc., an affiliate of Colonial.

LOCKBOX. The DRA / Colonial Office Portfolio Loan includes a springing hard cash management agreement. After any (a) event of default; or (b) if the quarterly
DSCR test falls below 1.15x (collectively, "Trigger Events"), all rents and any other income will be delivered to lender or designee to be deposited into a lockbox account. Any collected funds will be distributed in an amount sufficient to satisfy monthly tax and insurance deposits, debt service amounts, as well as for the funding of certain springing reserve accounts. The DRA / Colonial Office
Portfolio Borrowers have the ability to

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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avoid a Trigger Event by depositing either cash or a letter of credit with the lender in an amount which, if such amount was applied to the DRA / Colonial
Office Portfolio Loan, would be sufficient to reduce the principal amount of the
DRA / Colonial Office Portfolio Loans so that the Trigger Event would not exist.

ESCROWS. The following escrow/reserve accounts have been established with respect to the DRA / Colonial Office Portfolio Loan:

        --------------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------
         TYPE:                             INITIAL           MONTHLY
        --------------------------------------------------------------
         Taxes(1)                               $0          Springing
         Insurance(2)                           $0          Springing
         Replacement Reserve(3)                 $0          Springing
         TILC Reserve(4)                        $0          Springing
        --------------------------------------------------------------

(1)   Following the occurrence a Trigger Event, monthly Tax escrows will be collected in an amount equal to one-twelfth of the Taxes that the lender estimates will be due during the next twelve months.

(2)   Following the occurrence a Trigger Event, monthly Insurance escrows will be collected in an amount equal to one-twelfth of the Insurance Premiums that the lender estimates will be due during the next twelve months.

(3)   Following the occurrence a Trigger Event, monthly Replacement Reserves will be collected in an amount equal to one-twelfth of $0.26 per square foot per annum of gross leaseable area at the DRA / Colonial Office
      Portfolio Properties.

(4)   Following the occurrence a Trigger Event, monthly TILC Reserves will be collected in an amount equal to one-twelfth of $1.37 per square foot per annum of gross leaseable area at the DRA / Colonial Office Portfolio
      Properties.

ADDITIONAL DEBT. None

PERMITTED MEZZANINE DEBT. The DRA / Colonial Office Portfolio Loan permits the owners of the DRA / Colonial Office Portfolio Borrowers to incur mezzanine debt, subject to the satisfaction of conditions, among other items, the following: (i)
no event of default has occurred and is continuing; (ii) the net operating income, as determined by lender, is sufficient to satisfy an aggregate debt service coverage ratio of at least 1.20x; (iii) the LTV follwing the incurrence of Mezzanine Debt is not greater than 80% (iv) the maturity date of the mezzanine loan shall be on or after the maturity date of the DRA / Colonial
Office Portfolio Loan; (v) an intercreditor agreement has been delivered; and
(vi) rating agency confirmation has been obtained.

RELEASE PROVISIONS. After the DRA / Colonial Office Portfolio Defeasance Date,
an individual property may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including: (i) the DRA /
Colonial Office Portfolio Loan is partially defeased in an amount equal to either (a) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan, or (b) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20% of the original principal balance of the DRA / Colonial Office Portfolio Loan; (ii) the
DSCR after the release is at least equal to 1.41x, (iii) the LTV after the release is not greater than 79.5%, (iv) no event of default has occurred and is continuing, and (v) other customary provisions set forth in the loan documents.
If the DSCR and/or LTV tests above would not be satisfied, the DRA / Colonial
Office Portfolio Borrowers, may either (x) increase the release price to an amount which would cause the DSCR and/or LTV tests to be satisfied or (y)
deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the DRA / Colonial Office Portfolio Loan, would cause the DSCR and/or LTV tests to be satisfied.

At any time prior to December 1, 2008, the residential portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida (the
"Colonial Town Park Property") may be released from the DRA / Colonial Office
Portfolio, without prepayment, subject to the satisfaction of certain conditions, including: (i) a legal subdivision is completed between the residential portion and remaining portion of the Colonial Town Park Property,
(ii) a condominium regime is established in which the residential portion of the
Colonial Town Park Property is separated into multiple residential condominium units and the remainder of the Colonial Town Park Property is separated into one or more commercial condominium units, (iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents. The Colonial Town Park Property residential component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan for underwriting purposes, and was not included in the property's valuation.

At any time, the portion of the Colonial Town Park Property which contains the
Ruth's Chris restaurant (the "Ruth's Chris Property") may be released from the
DRA / Colonial Office Portfolio, without prepayment, subject to the satisfaction of certain conditions, including: (i) the DRA / Colonial Office Portfolio
Borrowers pay to the lender an amount equal to the sum of (a) the greater of (1)
the net proceeds for the sale of the Ruth's Chris Property and (2) $2,160,000, and (b) any additional amount which would be required to purchase defeasance securities to partially defease the amount of the DRA / Colonial Office
Portfolio Loan being prepaid, (ii) a legal subdivision is completed between the
Ruth's Chris Property and the remainder of the Colonial Town Park Property,
(iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents.

At any time, the residential apartment portion and vacant land portion of the individual properties located at 100/200/300 and 600 Colonial Center Parkway,
Lake Mary, Florida (the "Lake Mary Properties") may be released from the DRA /
Colonial Office Portfolio, without prepayment, subject to the

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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satisfaction of certain conditions, including (i) a legal subdivision is completed between (a) the residential apartment portion and the vacant land portion and (b) the remainder of the Lake Mary Properties, (ii) no event of default has occurred and is continuing, and (iii) other customary provisions set forth in the loan documents. The Lake Mary Properties' residential and vacant land component was not viewed as collateral for the DRA / Colonial Office
Portfolio Loan for underwriting purposes, and was not included in the property's valuation.

SUBSTITUTION PROVISIONS. An individual property may be released from the DRA /
Colonial Office Portfolio Loan and a comparable property substituted in its place, subject to the satisfaction of certain conditions, including (i) the LTV following the substitution is not greater than 79.5%, (ii) the DSCR following the substitution is equal to or greater than 1.41:1.00, (iii) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the DRA / Colonial Office
Portfolio Loan, (iv) no more than 50% of the individual properties may be substituted, (v) no event of default has occurred and is continuing, and (vi)
other customary provisions set forth in the loan documents.

ASSUMPTION PROVISIONS. The DRA / Colonial Office Portfolio Loan may be partially assumed by a third party purchaser that is acquiring one or more individual properties (the "Partial Loan Assumption"), subject to the satisfaction of certain conditions, including (i) prior to the Partial Loan Assumption, the DRA
/ Colonial Office Portfolio Loan will be severed into (a) a new loan in a principal amount equal to the allocated loan amounts of the individual properties to be acquired by such third party purchaser (the "Partial Assumption
Loan") and (b) the remaining DRA / Colonial Office Portfolio Loan, reduced by the amount of the Partial Assumption Loan, (ii) the principal amount of the
Partial Assumption Loan may not exceed $55,643,044 [following the Future
Advance, and $44,116,711 prior to the Future Advance], (iii) the DSCR for the individual properties securing the remaining DRA / Colonial Office Portfolio
Loan is equal to or greater than 1.41x, (iv) the LTV for the individual properties securing the remaining DRA / Colonial Office Portfolio Loan is not greater than 79.5%, (v) the DSCR for the individual properties securing the
Partial Assumption Loan is equal to or greater than 1.20x, (vi) the LTV ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (vii) the loan-to-cost ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (viii) the lender receives an assumption fee, (ix) the third party purchaser satisfies the qualification provisions set forth in the loan documents or otherwise satisfies the lender's credit review and underwriting standards, (x) no event of default has occurred and is continuing, and (xi) other customary provisions set forth in the loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

OCH-ZIFF RETAIL PORTFOLIO

                     [2 PHOTOS OF OCH-ZIFF RETAIL PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          11
Location (City/State)(1)                                                Various
Property Type                                                   Anchored Retail
Size (Square Feet)                                                    2,311,252
Percentage Physical Occupancy as of May 16, 2007                          94.8%
Year Built1                                                             Various
Year Renovated(1)                                                       Various
Appraisal Value                                                    $428,100,000
# of Tenant Leases                                                          312
Average Rent Per Square Foot                                             $11.28
Underwritten Economic Occupancy                                           95.0%
Underwritten Revenues                                               $34,044,265
Underwritten Total Expenses                                         $ 9,368,629
Underwritten Net Cash Flow (NOI)                                    $24,675,636
Underwritten Net Cash Flow (NCF)                                    $23,132,153
2006 NOI                                                            $25,165,834
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                    LaSalle
Loan Group                                                                    1
Origination Date                                                  June 15, 2007
Cut-off Date Principal Balance(2)                                  $140,000,000
Cut-off Date Loan Balance Per SF/Unit(2)                                   $123
Percentage of Initial Mortgage Pool Balance                                3.4%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.3120%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           85
Original Term to Maturity/ARD (Months)                                       85
Original Call Protection                             LO(36),GRTRofYMor0.5%,O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(2)                                                 66.3%
LTV Ratio at Maturity or ARD(2)                                           66.3%
Underwritten DSCR on NOI(2)                                               1.35x
Underwritten DSCR on NCF(2)                                               1.27x
--------------------------------------------------------------------------------

(1)   See "Och-Ziff Retail Portfolio Properties" table below.

(2)   The total loan amount for the Och-Ziff Retail Portfolio Properties was
      $284,000,000, evidenced by two pari passu notes. One pari passu note in the amount of $140,000,000, the Och-Ziff Retail Portfolio Loan, is
      included in the trust fund and the remaining pari passu note in the amount of $144,000,000 is not included in the trust fund. With respect to the
      $140,000,000 Och-Ziff Retail Portfolio Loan, the initial disbursement of the Och-Ziff Retail Portfolio Loan was $92,281,690.14. It is anticipated that at any time prior to July 25, 2007 an additional $47,718,309.86 will be advanced upon request by the Och-Ziff Retail Portfolio Borrower subject to the satisfaction of certain conditions including, but not limited to:
      (i) no monetary event of default has occurred or is continuing and (ii)
      receipt of a title update and additional advance endorsement. "Cut-off
      Date Loan Balance Per SF/Unit", "Cut-off Date LTV Ratio", "LTV Ratio at
      Maturity or ARD", "Underwritten DSCR on NOI" and "Underwritten DSCR on
      NCF" are based on the total loan amount of $284,000,000, as it is anticipated that all conditions for such future advance will be satisfied.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                      [4 MAPS OF OCH-ZIFF RETAIL PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Och-Ziff Retail Portfolio Loan") is evidenced by a pari passu note secured by 11 first mortgages encumbering 11 anchored retail centers (collectively, the "Och-Ziff Retail Portfolio Properties"). The
table below provides specific information about the Och-Ziff Retail Portfolio
Properties. The Och-Ziff Retail Portfolio Loan represents approximately 3.4% of the initial mortgage pool balance and approximately 5.0% of the initial loan group 1 balance.

The Och-Ziff Retail Portfolio Loan was originated on June 15, 2007 and has a principal balance as of the cut-off date of $140,000,000. The total loan amount for the Och-Ziff Retail Portfolio Properties was $284,000,000, evidenced by two pari passu notes. One $140,000,000 pari passu note, the Och-Ziff Retail
Portfolio Loan, is included in the trust fund and the remaining pari passu note in the amount of $144,000,000 is not included in the trust fund (the "Och-Ziff
Pari Passu Note"). With respect to the $140,000,000 Och-Ziff Retail Porfolio
Loan, the initial disbursement of the Och-Ziff Retail Portfolio Loan was
$92,281,690.14. It is anticipated that at any time prior to July 25, 2007 an additional $47,718,309.86 is held in a reserve account and will be released upon request by the Och-Ziff Retail Portfolio Borrower subject to the satisfaction of certain conditions, including, but not limited to: (i) no monetary event of default has occurred or is continuing and (ii) receipt of a title update and additional advance endorsement. The Och-Ziff Pari Passu Note and the Och-Ziff
Retail Portfolio Loan are secured by the same mortgages. The Och-Ziff Pari Passu
Note is pari passu in right of payment and in other respects to the Och-Ziff
Retail Portfolio Loan, and has the same interest rate, maturity date and original term to maturity as the Och-Ziff Retail Portfolio Loan. The Och-Ziff
Pari Passu Note will be held outside of the trust and is expected to be securitized in another transaction. The holder of the Och-Ziff Pari Passu Note has the rights of a controlling certificate holder with respect the Och-Ziff
Retail Portfolio Loan. See "Description of Mortgage Pool--The Loan Combinations"
in the offering prospectus.

The Och-Ziff Retail Portfolio Loan has a remaining term of 84 months until its maturity date of August 6, 2014. Beginning on August 6, 2010 to (but excluding)
May 6, 2014, the Och-Ziff Retail Portfolio Loan may be prepaid in whole or in part subject to the payment of a yield maintenance premium equal to the greater of yield maintenance and .50% of the unpaid principal balance (the "Yield
Maintenance Premium"). From and after May 6, 2014, the Och-Ziff Retail Portfolio
Loan may be prepaid without the payment of a Yield Maintenance Premium.

THE PROPERTIES. The Och-Ziff Retail Portfolio Loan is secured by the Och-Ziff
Retail Portfolio Properties consisting of 11 anchored retail centers totaling approximately 2,311,252 square feet. The Och-Ziff Retail Portfolio Properties are located in four states: Alabama, with four properties totaling approximately
731,340 square feet (approximately 31.7% of the Och-Ziff Retail Portfolio
Properties); Florida, with four properties totaling approximately 692,963 square feet (approximately 30.0% of the Och-Ziff Retail Portfolio Properties); Texas,
with two properties totaling approximately 536,858 square feet (approximately
23.2% of the Och-Ziff Retail Portfolio Properties) and Georgia, with one property totaling approximately 350,091 square feet (approximately 15.1% of the
Och-Ziff Retail Portfolio Properties). As of May 16, 2007, occupancy at the
Och-Ziff Retail Portfolio Properties was approximately 94.8%.

The following tables present certain information regarding the Och-Ziff Retail
Portfolio Properties:

-------------------------------------------------------------------------------------------------------------
                                    OCH-ZIFF RETAIL PORTFOLIO PROPERTIES
                                    ------------------------------------
                                                                                      % OF
                                                                                     TOTAL
                                      PROPERTY          YEAR BUILT/      SQUARE      SQUARE
PROPERTY NAME                         LOCATION           RENOVATED        FEET        FEET      OCCUPANCY(1)
-------------------------------------------------------------------------------------------------------------

Colonial Pinnacle at Portofino        Shenandoah, TX        2000         372,502      16.1%         89.0%

Colonial Promenade Beechwood          Athens, GA         1963/2005       350,091      15.1          97.4
Colonial Promenade Trussville         Trussville, AL     1999/2004       388,302      16.8          99.6
Colonial Promenade Alabaster          Alabaster, AL         2006         218,681       9.5          92.7
Kingwood Commons                      Houston, TX           2003         164,356       7.1          86.9
Colonial Promenade Hunter's Creek     Orlando, FL           1993         227,536       9.8         100.0

Colonial Promenade Lakewood           Jacksonville, FL   1948/1995       194,487       8.4          91.9
Colonial Promenade Northdale          Tampa, FL          1985/1999       175,917       7.6          95.2

Colonial Promenade Burnt Store        Punta Gorda, FL       1990          95,023       4.1          96.4
Colonial Promenade Trussville II      Trussville, AL        2003          58,182       2.5          97.9
Colonial Shoppes Clay                 Trussville, AL     1984/2003        66,175       2.9          95.8
-------------------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE                                                 2,311,252     100.0%         94.8%
-------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                         ALLOCATED
                                                                                            LOAN
PROPERTY NAME                         OCCUPANCY(1)            PRIMARY TENANT             AMOUNT(2)
-----------------------------------------------------------------------------------------------------

Colonial Pinnacle at Portofino            89.0%        Oshman's Store                   $ 28,257,687
                                                       (Sports Authority)
Colonial Promenade Beechwood              97.4         TJ Max and More                    18,282,991
Colonial Promenade Trussville             99.6         Wal-Mart Stores, Inc.              17,366,884
Colonial Promenade Alabaster              92.7         Amstar Entertainment, LLC          16,213,020
Kingwood Commons                          86.9         Randall's Food & Drugs, L.P.       14,786,130
Colonial Promenade Hunter's Creek        100.0         Ian Stewart and Ken Gillich        11,464,257
                                                       d/b/a America's Custom
                                                       Design Center
Colonial Promenade Lakewood               91.9         Winn Dixie                         10,601,521
Colonial Promenade Northdale              95.2         Beall's Department                  9,378,030
                                                       Stores, Inc.
Colonial Promenade Burnt Store            96.4         Publix                              5,447,373
Colonial Promenade Trussville II          97.9         PetSmart                            4,302,971
Colonial Shoppes Clay                     95.8         Publix                              3,899,136
-----------------------------------------------------------------------------------------------------
TOTAL WEIGHTED AVERAGE                    94.8%                                         $140,000,000
-----------------------------------------------------------------------------------------------------

(1)   As of May 16, 2007

(2)   Based upon 49.2958% of the total whole loan amount of $284,000,000

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION
                                                    ------------------

                                                       CREDIT RATINGS     SQUARE      % OF       BASE RENT       LEASE
TENANT NAME                         PARENT COMPANY     (FITCH/S&P)(1)      FEET        GLA          PSF        EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Wal-Mart Stores, Inc.               NAP                    AA/AA          203,742      8.82%      $ 5.40        1/31/2020
Publix                              NAP                     NAP           142,952      6.19         8.55         Various
Ian Stewart and Ken Gillich         NAP                     NAP           107,806      4.66         3.10        9/30/2011
  d/b/a America's Custom
  Design Center
Beall's Department Stores, Inc.     NAP                     NAP            64,000      2.77         7.36        4/30/2011
Randall's Food & Drugs, L.P.        Safeway Inc.          BBB/BBB-         63,990      2.77        11.75       11/15/2020
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                    582,490     25.20%      $ 6.66
--------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Och-Ziff Retail Portfolio Properties:

---------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(1)
                                                   --------------------------

                                                                            CUMULATIVE
                NUMBER      SQUARE       % OF                     % OF        SQUARE     CUMULATIVE   CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA       BASE RENT    BASE RENT      FEET       % OF GLA     BASE RENT    OF BASE RENT
    YEAR       EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

    MTM            5          46,703      2.0%    $   321,913       1.2%       46,703        2.0%     $   321,913        1.2%
    2007          26          53,704      2.3       1,000,549       3.8       100,407        4.3        1,322,463        5.1
    2008          39         120,530      5.2       1,640,914       6.3       220,937        9.6        2,963,377       11.3
    2009          52         113,913      4.9       1,897,379       7.3       334,850       14.5        4,860,756       18.6
    2010          58         303,336     13.1       3,670,112      14.1       638,186       27.6        8,530,868       32.7
    2011          44         427,952     18.5       4,592,502      17.6     1,066,138       46.1       13,123,370       50.2
    2012          23         175,167      7.6       1,806,756       6.9     1,241,305       53.7       14,930,126       57.2
    2013          10          41,000      1.8         818,798       3.1     1,282,305       55.5       15,748,924       60.3
    2014          14          70,889      3.1       1,453,785       5.6     1,353,194       58.5       17,202,709       65.9
    2015          16         203,162      8.8       2,249,894       8.6     1,556,356       67.3       19,452,602       74.5
    2016          14         157,967      6.8       1,823,819       7.0     1,714,323       74.2       21,276,422       81.5
2017 & After      11         476,434     20.6       4,840,053      18.5     2,190,757       94.8       26,116,474      100.0
   Vacant          0         120,495      5.3               0         0     2,311,252      100.0
---------------------------------------------------------------------------------------------------------------------------------
   TOTAL          312      2,311,252    100.0%    $26,116,474     100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the Och-Ziff Retail Portfolio Borrower (as defined below) rent roll dated as of May 16, 2007.

THE BORROWERS. The borrowers under the Och-Ziff Retail Portfolio Loan are OZ/CLP
Hunter's Creek LLC, OZ/CLP Lakewood LLC, OZ/CLP Northdale LLC, OZ/CLP Burnt
Store LLC, OZ/CLP Alabaster LLC, OZ/CLP Clay LLC, OZ/CLP Trussville I LLC,
OZ/CLP Trussville II LLC, OZ/CLP Beechwood LLC, OZ/CLP Portofino LP and OZ/CLP
Kingwood Commons LP (collectively, the "Och-Ziff Retail Portfolio Borrower").
Each of these entities is a single purpose Delaware limited liability company or limited partnership. The sponsors of the Och-Ziff Retail Portfolio Loan are
Colonial Realty Limited Partnership, Och-Ziff Real Estate BP Fund, L.P.,
Och-Ziff Real Estate Sponsor Co-Investment Fund, L.P. and Global Eiendom
Utbetaling Norge 2007 AS (collectively, the "Sponsor").

PROPERTY MANAGEMENT. The property manager for the Och-Ziff Retail Portfolio
Properties is Colonial Properties Services, Inc., a division of Colonial
Properties Trust ("CLP") (NYSE: CLP). As of December 31, 2006, CLP owned or managed approximately 39,104 apartment units, 17.6 million square feet of office space and 12.1 million square feet of retail space.

LOCKBOX. The Och-Ziff Retail Portfolio Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease to a lockbox. Provided no Cash Trap Event (as hereinafter defined) has occurred and is continuing, any and all funds in the lockbox accounts are required to be transferred to an account designated by the
Och-Ziff Retail Portfolio Borrower on each business day. Upon the occurrence and during the continuation of a Cash Trap Event, all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account. A "Cash Trap Event" shall occur upon an event of default (and shall terminate upon the cure or waiver of such event of default).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Och-Ziff Retail Portfolio Loan:

        --------------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------
         TYPE:                            INITIAL             MONTHLY
        --------------------------------------------------------------
         Taxes                          $2,456,646           $301,545
         Insurance                      $  538,617           $ 44,885
        --------------------------------------------------------------

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

EARLY RELEASE. The Och-Ziff Retail Portfolio Borrower shall have a one-time right to obtain the release (the "Early Release") of any one (but not more than one) individual property ("the Early Release Property") prior to August 6, 2010, but not sooner than August 6, 2008 upon the satisfaction of certain conditions including, but not limited to: (i) the sale of such property is pursuant to an arms' length agreement to a third party not affiliated with the Och-Ziff Retail
Portfolio Borrower or Sponsor; (ii) payment of a release price equal to 100% of the allocated loan amount for such property; and (iii) after giving effect to such release, the DSCR for all of the then remaining individual properties shall be no less than the greater of (a) 1.20x and (b) the lesser of (1) the DSCR immediately proceeding such release or (2) 1.30x. Any prepayment made in connection with the Early Release shall be without any Yield Maintenance
Premium, however, if the allocated loan amount for the Early Release Property together with the allocated loan amount for the Chick-Fil-A Parcel (as defined below) (if the same has been released as set forth in the section entitled
"Release of Chick-Fil-A Parcel") is more than $42,600,000, then the Och-Ziff
Retail Portfolio Borrower shall pay a Yield Maintenance Premium on such excess, as set forth in the loan documents.

PARTIAL RELEASES. On any monthly payment date after August 6, 2010, the Och-Ziff
Retail Portfolio Borrower may obtain the release of an individual property(s)
upon the satisfaction of certain conditions including, but not limited to: (i)
the sale of such property(s) is pursuant to an arms' length agreement to a third party not affiliated with the Och-Ziff Retail Portfolio Borrower or Sponsor;
(ii) payment of a release price equal to 110% of the allocated loan amount for such property (together with the applicable Yield Maintenance Premium); and
(iii) after giving effect to such release, the DSCR for all of the then remaining individual properties shall be no less than the greater of (a) 1.20x and (b) the lesser of (1) the DSCR immediately proceeding such release or (2)
1.30x.

RELEASE OF CHICK-FIL-A PARCEL. The Och-Ziff Retail Portfolio Borrower shall have the right at any time to obtain the release of the parcel occupied by
Chick-Fil-A (the "Chick-Fil-A Parcel") upon the satisfaction of certain conditions including, but not limited to: (i) such release is in connection with and pursuant to the sale of the Chick-Fil-A Parcel to the tenant under the
Chick-Fil-A lease; (ii) the Chick-Fil-A Parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot; and (iii) payment of a release price equal to 100% of the allocated loan amount for the Chick-Fil-A Parcel, together with, if such release occurs prior to August 6, 2008, the payment of a yield maintenance premium equal to the amount of interest that would be payable on such amount through August 6, 2008. If the release of Chick-Fil-A Parcel occurs after August 6, 2008, then no Yield Maintenance Premium shall be required; provided, that if the allocated loan amount for the Chick-Fil-A Parcel together with the allocated loan amount for the Early Release Property is more than $42,600,000 (i.e. 15% of the principal amount of the Loan), then the
Och-Ziff Retail Portfolio Borrower shall pay a Yield Maintenance Premium on such excess, as set forth in the loan documents.

SUBSTITUTION PROVISIONS: None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

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--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

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--------------------------------------------------------------------------------

U-HAUL SELF STORAGE PORTFOLIO 14, 15, 16, 17

           [2 PHOTOS OF U-HAUL SELF STORAGE PORTFOLIO 14, 15, 16, 17]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          32
Location (City/State)                                                   Various
Property Type                                                      Self Storage
Size (Square Feet)                                                    1,792,554
Percentage Physical Occupancy as of June 20, 2007                         84.6%
Year Built(1)                                                           Various
Year Renovated(1)                                                       Various
Appraisal Value                                                    $196,490,000
Average Rent Per Square Foot                                              $9.77
Underwritten Economic Occupancy                                           83.7%
Underwritten Revenues                                               $19,986,392
Underwritten Total Expenses                                         $ 6,060,320
Underwritten Net Operating Income (NOI)                             $13,926,072
Underwritten Net Cash Flow (NCF)                                    $13,746,858
March 2007 (TTM) NOI                                                $15,338,183
March 2006 (TTM) NOI                                                $15,386,025
March 2005 (TTM) NOI                                                $15,148,893
--------------------------------------------------------------------------------

(1)   See table "U-Haul Portfolio Properties".

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                  June 22, 2007
Cut-off Date Principal Balance                                     $135,891,937
Cut-off Date Loan Balance Per SF/Unit                                       $76
Percentage of Initial Mortgage Pool Balance                                3.3%
Number of Mortgage Loans                                                      4
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate(2)                                                        Various
Amortization Type                                                       Balloon
IO Period (Months)                                                          NAP
Original Term to Maturity/ARD (Months)(2)                               Various
Original Amortization Term (Months)                                         360
Original Call Protection(2)                                             Various
Lockbox                                                                    Soft
Cut-off Date LTV Ratio                                                    69.2%
LTV Ratio at Maturity or ARD                                              57.2%
Underwritten DSCR on NOI                                                  1.40x
Underwritten DSCR on NCF                                                  1.38x
--------------------------------------------------------------------------------

(2)   See table "Certain Characteristics of the U-Haul Portfolio Loan".

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                      [3 MAPS OF U-HAUL SAC 14, 15, 16, 17]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "U-Haul Portfolio Loan") is evidenced by a four promissory notes ("14, 15, 16, 17 SAC") secured by first mortgages, deeds of trust and/or similar security instruments encumbering the fee interest in 32
U-Haul self-storage properties (the "U-Haul Portfolio Properties"). The table below provides specific information about the U-Haul Portfolio Properties. The
U-Haul Portfolio Loan represents approximately 3.3% of the initial mortgage pool balance and approximately 4.9% of the initial loan group 1 balance.

The U-Haul Portfolio Loan was originated on June 22, 2007, and has a principal balance as of the cut-off date of $135,891,937. The 14 SAC, 15 SAC and 17 SAC notes have a remaining term of 131 months to their anticipated repayment date of
July 8, 2018. The 16 SAC note has a remaining term of 143 months to its anticipated repayment date of July 8, 2019. The U-Haul Portfolio Loan is structured as an ARD loan and has a final maturity date of July 8, 2037. The 14
SAC, 15 SAC and 17 SAC notes may be prepaid on or after April 8, 2018 without penalty, and permit defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust. The 16 SAC note may be prepaid on or after April 8, 2019 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

---------------------------------------------------------------------------------------------------------------------------------
                                      CERTAIN CHARACTERISTICS OF THE U-HAUL PORTFOLIO LOAN

                                                                     ORIGINAL TERM   REMAINING TERM
LOAN NAME       ARD DATE   FINAL MATURITY DATE   INTEREST RATE (%)      TO ARD           TO ARD       ORIGINAL PREPAYMENT STRING
---------------------------------------------------------------------------------------------------------------------------------

U-Haul SAC 14   7/8/2018        7/8/2037              6.1330              132             131            LO(25),Def(103),O(4)
U-Haul SAC 17   7/8/2018        7/8/2037              6.1330              132             131            LO(25),Def(103),O(4)
U-Haul SAC 15   7/8/2018        7/8/2037              6.1330              132             131            LO(25),Def(103),O(4)
U-Haul SAC 16   7/8/2019        7/8/2037              6.2430              144             143            LO(25),Def(115),O(4)
---------------------------------------------------------------------------------------------------------------------------------

THE PROPERTIES. The U-Haul Portfolio Properties consist of 32 U-Haul self storage facilities totaling approximately 19,188 self storage units and
1,792,554 net rentable square feet located in 13 states. The largest state concentrations are Texas with nine properties totaling 531,837 square feet
(29.7% of the total square footage), Massachusetts with 2 properties totaling
280,655 square feet (15.7% of the total square footage), New York with five properties totaling 230,223 square feet (12.8% of the total square footage), and
California with four properties totaling 199,280 square feet (11.1% of the total square footage). No other state contains more than 5.1% of the portfolio by square footage. The properties average 600 storage units per location (ranging from 324 to 2,028 units) with an average unit size of 708 rentable square feet.
Typical construction consists of either metal or concrete block framing block on concrete slab foundations, with pitched, corrugated metal roofs. Exterior-access storage units generally have roll-up aluminum or metal doors. Interior-access storage units, some of which are climate-controlled, are either located within the main retail/office building, or in separate buildings built or converted specifically for interior-access storage. Approximately 34.2% of the U-Haul
Portfolio Properties units are climate-controlled. Some U-Haul Portfolio
Properties also have an apartment for an on-site manager. As of June 20, 2007, the U-Haul Portfolio Properties were 84.6% occupied.

The U-Haul Portfolio Properties produce income primarily from self-storage rental augmented by other synergistic business lines. These business lines including U-Haul truck / trailer rentals, trailer hitch installation, propane sales, and sales of moving and storage products including boxes, tape, and padlocks. For purposes of determining the net cash flow and debt service coverage ratio ("DSCR") for the U-Haul Portfolio Loan, income and expenses associated with the truck / trailer rentals was excluded. Other ancillary non-storage income was limited to approximately 12% of effective gross income, in-line with historical performance.

THE MARKETS. Within their respective markets, the U-Haul Portfolio Properties are generally located along major roadways with excellent visibility and access.
Immediate surrounding uses are generally either retail or retail/light industrial mix. The majority of the tenant base consists of residential users who need additional storage space for personal items. Other common users of self-storage space are contractors, attorneys who store documents, pharmaceutical sales representatives who need climate controlled storage for their inventories, and local retailers with excess inventory. The typical storage tenant stays for approximately 4 -- 6 months, with some tenants staying for a number of years.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

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--------------------------------------------------------------------------------

                           U-HAUL PORTFOLIO PROPERTIES

------------------------------------------------------------------------------------------------------------
          PROPERTY NAME                     CITY/STATE            TOTAL SF      YEAR BUILT     OCCUPANCY (%)
------------------------------------------------------------------------------------------------------------

U-Haul Center Of Olathe(1)                   Olathe/KS               37,975        1995            93.9%
U-Haul Center Texas Avenue(1)           College Station/TX           45,100        1996            95.5
U-Haul Lincoln Park(1)                      Chicago/IL               71,572        1917            97.0
U-Haul Center Albany(1)                      Albany/NY               71,720        1920(5)         88.3
U-Haul Of Inwood(1)                          Inwood/NY               48,732        1969            80.1
U-Haul Center North Rancho(1)              Las Vegas/NV              48,275        1997            91.1
U-Haul Kings Highway(2)                   Saint Louis/MO             23,515        1978            93.8
U-Haul Center Of Round Rock(2)             Round Rock/TX             41,525        1996            94.7
U-Haul Center Beaumont(2)                   Beaumont/TX              42,250        1979            95.0
U-Haul Center Rockville(2)              Rockville Centre/NY          28,276        1966            78.2
U-Haul Center Downtown(2)                   Norfolk/VA               31,029        1924            82.0
U-Haul Of Medford(2)                       Somerville/MA            124,015        1910            81.5
U-Haul Center Of Salisbury(3)              Salisbury/MA             156,640        1954            79.5
U-Haul Storage Ivar Avenue(3)               Rosemead/CA              38,469        1987            95.3
U-Haul Storage Business Avenue(3)             Clay/NY                41,125        1987            91.4
U-Haul Storage Laurelwood(3)               Lindenwold/NJ             33,150        1988            73.8
U-Haul Storage Hulen(3)                    Fort Worth/TX             82,689        1985            50.4
U-Haul Storage Black Rock(3)               Bridgeport/CT             36,410        1951            92.7
U-Haul Storage Glendora(3)                  Glendora/CA              44,364        1986            94.9
U-Haul Storage Waxahachie(3)               Waxahachie/TX             52,065        1994            98.2
U-Haul Storage I-30(3)                    Little Rock/AR             60,296        1984            70.5
U-Haul Storage Tarrant Road(3)           Grand Prairie/TX            66,710        1995            85.4
U-Haul Center White Lane(4)               Bakersfield/CA             78,798        1983            93.4
U-Haul Storage Rio Salado(4)                 Tempe/AZ                55,900        1985            98.5
U-Haul Storage Ridgeway Avenue(4)          Rochester/NY              40,370        1987            90.5
U-Haul Storage Burlington(4)               Burlington/NJ             59,100        1988            82.0
U-Haul Storage Sycamore Avenue(4)           Pasadena/CA              37,649        1990            81.7
U-Haul Storage Rufe Snow(4)           North Richland Hills/TX        63,388        1985            62.1
U-Haul Storage Alma(4)                       Plano/TX                38,200        1996            95.2
U-Haul Storage Middletown(4)               Middletown/CT             31,815        1985            73.1
U-Haul Storage Westchase(4)               San Antonio/TX             99,910        1984            78.1
U-Haul Storage South Side(4)              Saint Louis/MO             61,522        2002            96.3
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                            1,792,554                        84.6%
------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                                                            UNDERWRITTEN
          PROPERTY NAME               APPRAISED VALUE ($)     NCF ($)
-------------------------------------------------------------------------

U-Haul Center Of Olathe(1)               $  5,600,000       $   354,997
U-Haul Center Texas Avenue(1)               6,500,000           386,915
U-Haul Lincoln Park(1)                     13,000,000           951,570
U-Haul Center Albany(1)                    10,490,000           641,550
U-Haul Of Inwood(1)                         9,230,000           577,581
U-Haul Center North Rancho(1)               9,400,000           678,185
U-Haul Kings Highway(2)                     4,800,000           398,565
U-Haul Center Of Round Rock(2)              6,700,000           440,532
U-Haul Center Beaumont(2)                   3,700,000           259,984
U-Haul Center Rockville(2)                  6,200,000           368,260
U-Haul Center Downtown(2)                   5,100,000           368,073
U-Haul Of Medford(2)                       19,700,000         1,682,330
U-Haul Center Of Salisbury(3)              11,200,000           922,314
U-Haul Storage Ivar Avenue(3)               6,300,000           405,012
U-Haul Storage Business Avenue(3)           2,700,000           159,678
U-Haul Storage Laurelwood(3)                2,400,000           201,846
U-Haul Storage Hulen(3)                     2,700,000           125,607
U-Haul Storage Black Rock(3)                5,800,000           461,467
U-Haul Storage Glendora(3)                  6,800,000           469,803
U-Haul Storage Waxahachie(3)                2,700,000           221,750
U-Haul Storage I-30(3)                      2,190,000           157,893
U-Haul Storage Tarrant Road(3)              4,000,000           245,700
U-Haul Center White Lane(4)                 7,200,000           497,071
U-Haul Storage Rio Salado(4)                4,300,000           276,587
U-Haul Storage Ridgeway Avenue(4)           3,630,000           228,046
U-Haul Storage Burlington(4)                6,200,000           415,457
U-Haul Storage Sycamore Avenue(4)           6,100,000           422,797
U-Haul Storage Rufe Snow(4)                 1,700,000            62,003
U-Haul Storage Alma(4)                      4,600,000           279,911
U-Haul Storage Middletown(4)                2,500,000           223,746
U-Haul Storage Westchase(4)                 6,250,000           372,372
U-Haul Storage South Side(4)                6,800,000           489,255
-------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   $196,490,000       $13,746,858
-------------------------------------------------------------------------

(1)   Property is part of the 14 SAC collateral.

(2)   Property is part of the 17 SAC collateral.

(3)   Property is part of the 15 SAC collateral.

(4)   Property is part of the 16 SAC collateral.

(5)   U-Haul Center Albany was renovated in 1990.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

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--------------------------------------------------------------------------------

THE BORROWERS. The borrowers, Fourteen SAC Self-Storage Corporation, Fifteen SAC
Self-Storage Corporation, Sixteen SAC Self-Storage Corporation and Seventeen SAC
Self-Storage Corporation (collectively the "U-Haul Portfolio Borrower") are single-purpose bankruptcy remote Nevada corporations wholly owned by SAC Holding
Corporation. SAC Holding Corporation is owned by Blackwater Investments, Inc
("Blackwater"), which is 100% owned by Mark V. Shoen. Through its wholly-owned subsidiaries, Blackwater currently owns over 300 self-storage properties encompassing approximately 13.0 million net rentable square feet in the United
States and Canada. SAC Holding Corporation and Blackwater are indemnitors on the
U-Haul Portfolio Loan.

Mark Shoen is the son of Leonard S. Shoen, the founder of U-Haul. Mark Shoen is the second largest shareholder of AMERCO, Inc. (NasdaqNM: UHAL / NYSE: AO+PA), with approximately 3.53 million shares of common stock or 16.57% of the total outstanding. Mark Shoen's sibling, Edward J. Shoen, is the acting
CEO/Chairman/President of AMERCO, which serves as the holding company for three other wholly-owned subsidiaries (Republic Western Insurance, Oxford Life
Insurance and Amerco Real Estate Company) in addition to U-Haul International,
Inc. AMERCO operates the most recognized moving and storage brand -- U-Haul --
in North America. The company operates approximately 1,450
retail/self-storage/moving centers, and an additional 13,950 locations are independently operated by dealers. In 2004, AMERCO emerged from Chapter 11 with
100% of the pre-petition equity fully-restored. S&P has assigned an issuer rating of BB/Stable Outlook to the company (Fitch does not presently rate the company).

PROPERTY MANAGEMENT. The U-Haul Portfolio Properties are managed by 13 separate entities, each a wholly-owned subsidiary of U-Haul International, Inc.

LOCKBOX. A cash management account was established at closing in the joint names of the U-Haul Portfolio Borrower and the lender wherein all income from the properties is deposited. Prior to a trigger event, the U-Haul Portfolio Borrower will have access to funds in the cash management account. After a trigger event, funds in the cash management account will be swept to a central account maintained and controlled by the lender. A trigger event will occur upon (i) an event of default, (ii) if the U-Haul Portfolio Loan has not been paid in full on or after the anticipated repayment date, or (iii) if the debt service coverage ratio falls below 1.15x on an actual trailing 12-month basis.

RELEASE PROVISIONS. Individual U-Haul Portfolio Properties may be released from the lien of the related mortgage upon defeasance of a principal amount equal to
125% of the allocated loan amount provided that, among other things (i) no default exists, (ii) the pro-forma aggregate DSCR for the U-Haul Portfolio Loan immediately after such release shall be greater than the greater of (a) the aggregate DSCR immediately prior to such release and (b) 1.35x, and (iii) the
LTV with respect to the remaining properties shall be no greater than the lesser of (a) 71% or (b) the LTV with respect to the properties immediately prior to the proposed date of such release.

PROPERTY SUBSTITUTION. The related borrower may obtain a release of the lien of certain individual U-Haul Portfolio Properties up to one (1) time during the term of the loan by substituting therefor another property of like use, kind and quality acquired by the related borrower its affiliate, provided that, any such released properties in the aggregate during the term of the loan, comprise no greater than thirty percent (30%) of the original principal balance of the loan, and provided that, among other things, (i) no default exists, (ii) the pro-forma aggregate DSCR for the U-Haul Portfolio Loan immediately after such release shall be greater than the greater of (a) the aggregate DSCR immediately prior to such release and (b) 1.35x, (iii) the DSCR immediately prior to the substitution with respect to the substituting property shall be equal or greater than the
DSCR for the 12 calendar months immediately preceding the closing date with respect to the release property, and (iv) receipt of rating agency confirmation.

ESCROWS. The following escrow/reserve accounts have been established with respect to the U-Haul Portfolio Loan:

        --------------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------
         TYPE:                            INITIAL             MONTHLY
        --------------------------------------------------------------
         Taxes                          $1,101,000                 $0
         Insurance                      $   77,111                 $0
         Environmental Reserve          $  836,775                 $0
         Replacement Reserve            $  421,213                 $0
         Capital Expenditures           $  199,367                 $0
        --------------------------------------------------------------

PERMITTED MEZZANINE DEBT. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

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--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

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--------------------------------------------------------------------------------

                           [2 PHOTOS OF B2 PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          11
Location (City/State)                                                   Various
Property Type                                                       Multifamily
Size (Units)                                                              2,904
Percentage Physical Occupancy as of March 2007                            86.0%
Year Built                                                              Various
Year Renovated                                                             2007
Appraisal Value (As-Is)                                            $174,170,000
Average Monthly Rent Per Unit                                              $694
Underwritten Economic Occupancy                                           82.8%
Underwritten Revenues                                               $20,675,554
Underwritten Total Expenses                                         $10,213,667
Underwritten Net Operating Income (NOI)                             $10,461,887
Underwritten Net Cash Flow (NCF)                                     $9,735,887
February 2007 (TTM) NOI                                              $9,662,804
2006 NOI                                                             $9,609,726
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       GECC
Loan Group                                                                    2
Origination Date                                                 April 25, 2007
Cut-off Date Principal Balance                                     $130,500,000
Cut-off Date Loan Balance Per Unit                                      $44,938
Percentage of Initial Mortgage Pool Balance                                3.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6800%
Amortization Type                                                 Interest-Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Call Protection                                LO(24),GRTR of YM or 1%(32),O(4)
Lockbox                                         Soft at Closing, Springing Hard
Cut-off Date LTV Ratio                                                    74.9%
LTV Ratio at Maturity or ARD                                              74.9%
Underwritten DSCR on NOI                                                  1.39x
Underwritten DSCR on NCF                                                  1.29x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                            [3 MAPS OF B2 PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "B2 Portfolio Loan") is evidenced by a single promissory note and is secured by first mortgages on the borrower's fee simple interest on 11 multifamily properties located in various cities in Virginia,
North Carolina and Georgia. The B2 Portfolio Loan represents approximately 3.2%
of the initial mortgage pool balance and approximately 10.1% of the initial loan group 2 balance.

The B2 Portfolio Loan was originated on April 25, 2007 and has a principal balance of $130,500,000 as of the cut-off date. The B2 Portfolio Loan has a remaining term of 57 months to its scheduled maturity date of May 1, 2012. The
B2 Portfolio Loan is interest-only for its entire 5-year term. Beginning on June
1, 2009, the B2 Portfolio Loan permits prepayment subject to payment of the greater of a yield maintenance premium or 1% of the outstanding loan balance.
The B2 Portfolio Loan may be voluntarily prepaid without payment of a prepayment premium on or after February 1, 2012.

----------------------------------------------------------------------------------------
                              B2 PORTFOLIO LOAN PROPERTIES

                                                 YEAR                % OF
                                                BUILT/              TOTAL
PROPERTY                      CITY, STATE     RENOVATED   UNITS     UNITS   OCCUPANCY(1)
----------------------------------------------------------------------------------------

SINCLAIR                     Norcross, GA     1983/2007     352      12.1%      86.7%
STEEPLE CHASE                Norcross, GA     1983/2007     305      10.5       89.5
VACARO                      Chesapeake, VA    1968/2007     208       7.2       89.9
ALDEN RIDGE                 Clarkston, GA     1973/2007     372      12.8       72.6
SOMERSET                      Tucker, GA      1983/2007     264       9.1       88.6
CHELSEA POINT               Portsmouth, VA    1977/2007     196       6.7       90.8
WAVERLY I&II              Winston-Salem, NC   1988/2007     433      14.9       80.8
LA COTA                      Atlanta, GA      1971/2007     266       9.2       78.6
ASHLAND                     Greensboro, NC    1987/2007     244       8.4       96.3
HUNT CLUB                 Winston-Salem, NC   1983/2007     128       4.4       96.9
THE LAKES AT
MEADOWLAND                  Greensboro, NC    1987/2007     136       4.7       97.8
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                    2,904     100.0%      86.0%
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                                        2006       2006 HH
                                                                                     POPULATION    INCOME
                                          ALLOCATED       AS-IS                        WITHIN      WITHIN
                           SUBMARKET        LOAN        APPRAISED      STABILIZED      A 5-MI      A 5-MI
PROPERTY                  OCCUPANCY(2)     AMOUNT         VALUE          VALUE       RADIUS(2)    RADIUS(2)
-----------------------------------------------------------------------------------------------------------

SINCLAIR                      93.1%     $ 16,900,000   $ 21,050,000   $ 22,700,000     219,615    $65,332
STEEPLE CHASE                 93.1        15,050,000     18,700,000     20,400,000     227,490     64,988
VACARO                        97.0        14,400,000     19,400,000     19,800,000     108,492     61,900
ALDEN RIDGE                   91.3        13,925,000     19,200,000     21,800,000     243,988     69,913
SOMERSET                      93.1        13,200,000     16,400,000     18,000,000     209,653     67,336
CHELSEA POINT                 97.0        11,900,000     15,800,000     16,100,000     103,117     62,409
WAVERLY I&II                  94.2        11,550,000     20,020,000     23,250,000     117,487     68,312
LA COTA                       92.9        11,400,000     14,200,000     16,500,000     225,165     88,327
ASHLAND                       94.2        11,250,000     15,100,000     15,100,000     156,121     29,341
HUNT CLUB                     90.2         5,475,000      7,500,000      7,500,000     117,487     68,312
THE LAKES AT
MEADOWLAND                    94.2         5,450,000      6,800,000      6,800,000     156,121     29,341
-----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                  $130,500,000   $174,170,000   $187,950,000
-----------------------------------------------------------------------------------------------------------

(1)   Information obtained from the subject rent rolls dated March 2007.

(2)   Information obtained from the subject appraisals.

THE PROPERTIES. The B2 Portfolio Loan is collateralized by 11 multifamily properties (2,904 units), five of which are located in Georgia (1,559 units), four in North Carolina (941 units) and two in Virginia (404 units)
(collectively, the "B2 Portfolio Properties"). Between the eleven properties, the net rentable area is 2,862,186 square feet, which indicates an average unit size of 986 square feet. The net rentable unit mix is as follows: 946 one bedroom units; 1,654 two bedroom units; and 304 three bedroom units. The B2
Portfolio Properties were constructed between 1968 and 1988 and are currently undergoing a $23.6 million ($8,127/unit) renovation program, the completion of which is anticipated at the end of 2007. The renovations consist of exterior and interior improvements. Exterior improvements include new paint finishes, landscaping, roof refurbishments, repair and replacement of fitness equipment, electrical/lighting improvements and general structural repairs. Interior renovations include appliance replacement, installation of new countertops, upgrades of plumbing, lighting and HVAC systems and new carpeting and flooring.
The portfolio offers such project amenities as swimming pools, tennis courts, playground areas and fitness centers. On a unit-level, amenities consist of patios/balconies, washer/dryer hookups and standard kitchen appliances.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          BS PORTFOLIO LOAN PROPERTIES

                                                                       AVERAGE
                                                                      CONTRACT
                          NO. OF                      AVERAGE SQUARE  RENTS PER
UNIT MIX                  UNITS    % OF TOTAL UNITS    FOOTAGE/UNIT   UNIT/MO(1)
--------------------------------------------------------------------------------
Sinclair
 1BR                       144           5.0%               815          $528
 2BR                       208           7.2              1,157           706
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     352          12.1%             1,017          $633
--------------------------------------------------------------------------------
Steeple Chase
 1BR                       111           3.8%               770          $602
 2BR                       170           5.9              1,036           705
 3BR                        24           0.8              1,275           869
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     305          10.5%               958          $680
--------------------------------------------------------------------------------
Vacaro
 1BR                        44           1.5%               722          $740
 2BR                       164           5.6              1,009           845
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     208           7.2%               948          $823
--------------------------------------------------------------------------------
Alden Ridge
 1BR                        48           1.7%               750          $577
 2BR                       224           7.7              1,291           765
 3BR                       100           3.4              1,639           981
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     372          12.8%             1,315          $799
--------------------------------------------------------------------------------
Somerset
 1BR                        50           1.7%               750          $592
 2BR                       194           6.7              1,163           753
 3BR                        20           0.7              1,550           920
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     264           9.1%             1,114          $735
--------------------------------------------------------------------------------
Chelsea Pointe
 1BR                        36           1.2%               690          $700
 2BR                       160           5.5                830           770
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     196           6.7%               804          $757
--------------------------------------------------------------------------------
Waverly I&II
 1BR                       173           6.0%               650          $551
 2BR                       224           7.7                902           576
 3BR                        36           1.2              1,018           754
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     433          14.9%               811          $581
--------------------------------------------------------------------------------
La Cota
 1BR                       144           5.0%               900          $617
 2BR                        50           1.7              1,150           732
 3BR                        72           2.5              1,300           824
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     266           9.2%             1,055          $695
--------------------------------------------------------------------------------
Ashland
 1BR                        80           2.8%               750          $645
 2BR                       144           5.0                946           728
 3BR                        20           0.7              1,125           835
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     244           8.4%               896          $710
--------------------------------------------------------------------------------
Hunt Club
 1BR                        52           1.8%               684          $536
 2BR                        76           2.6                926           622
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     128           4.4%               828          $587
--------------------------------------------------------------------------------
The Lakes at Meadowood
 1BR                        64           2.2%               630          $577
 2BR                        40           1.4              1,004           689
 3BR                        32           1.1              1,156           769
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     136           4.7%               864          $655
--------------------------------------------------------------------------------

(1)   INFORMATION OBTAINED FROM THE SUBJECT RENT ROLLS.

THE MARKET(1). The five Georgia properties are located within suburbs of Atlanta and are scattered throughout the Atlanta MSA. The Atlanta MSA consists of 28 counties in Northwest Georgia; the City of Atlanta is the largest incorporated area within the Atlanta MSA and lies within Fulton County, with a small portion extending into neighboring DeKalb County. Multiple national highways, including
Interstate-20, Interstate-75 and Interstate-80, crisscross the Atlanta MSA, providing an accessible transportation network. Atlanta is also encircled by
Interstate-285, which provides access to the outlying Atlanta suburbs. From
1996-2006, Atlanta's population increased to 5.03 million from 3.75 million, or roughly 3% per annum. Atlanta and its surrounding suburbs are also home to numerous Fortune 500 companies including Coca-Cola, Home Depot, United Parcel
Service and Cox Communications, among others. The annual average unemployment rate in the Atlanta MSA in 2006 was 4.5%. Per Reis, as of 1Q 2007, total outstanding multifamily inventory in the Atlanta MSA comprised 340,794 units with an average vacancy rate of 8.6%. Inventory growth in the Atlanta MSA over the next five years is expected to be 1.0%, with 5,592 units added and 3,037 units absorbed.

(1)   Certain information in the section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The four North Carolina properties are situated in various locations across the
Piedmont Triad. The Piedmont Triad denotes a region of north-central North
Carolina, which encompasses the cities of Greensboro, Highpoint and
Winston-Salem. The Piedmont Triad is linked by Interstates 40, 85, 77, 73 and
74. The population in the Piedmont Triad region has grown by 0.8% per annum to
669,744. Numerous companies maintain a presence in the Piedmont Triad region including Moses H. Cone Health System, Volvo Trucks North America, American
Express and Lorillard, among others. As of January 2007, the unemployment rate in the Piedmont Triad region was 4.9%. As of 1Q 2007, Reis reported that the
Winston-Salem/Greensboro market contained 55,697 units that demonstrated a vacancy of 8.8%. The multifamily stock in the Winston-Salem/Greensboro area is expected to grow by 1.6% over the next five years with 926 units added and 735 absorbed.

The two Virginia properties lie in the larger Norfolk/Hampton Roads area, which is the fourth largest MSA in the southeastern United States and is located in southeastern Virginia and a small part of North Carolina. The Norfolk/Hampton
Roads benefits from a dense transportation network, which includes Interstate-64 and its connecting arteries of Interstate-264, Interstate-464, Interstate-564 and Interstate-664. Employment in the Norfolk/Hampton Roads market is driven largely by the transport and government sector, reflecting the presence of shipyards, US Navy installations and US Air Force facilities. The current population of the Hampton Roads area has grown by 5.1% since 2000 to a current population of 1.66 million people. As of November 2006, the unemployment rate in the Hampton Roads MSA was 3.3%. As of 1Q 2007, Reis reported that the
Norfolk/Hampton Roads multifamily market consisted of 84,052 units with a vacancy of 4.3%. Over the next five years, Reis projects that multifamily supply will increase 1.2% as 1,013 units are added and 859 units are absorbed.

THE BORROWER. The borrowers, S.E. Portfolio Apartments, LLC and GTS Property
Portfolios B-2, LLC (collectively, the "B2 Portfolio Borrower"), are each a
Delaware limited liability corporation and have tenant-in-common (TIC)
structures. Sponsorship interests in the two TICs are ultimately held by six individuals. The TICs are both special purpose entities (SPEs) with at least two independent managers. A non-consolidation opinion for the B2 Portfolio Borrower has been obtained.

PROPERTY MANAGEMENT. The property manager for the B2 Portfolio Properties is the
Bethany Group, which is also the managing member of the B2 Portfolio Borrower.
Formed in 2003 and headquartered in Irvine, CA, the Bethany Group is a real estate investment and management firm that focuses on the redevelopment of transitional multifamily properties. The Bethany Group currently maintains in its portfolio 58 multifamily properties comprising 13,647 units.

LOCKBOX/CASH MANAGEMENT. The B2 Portfolio Loan includes an in-place soft lockbox springing to hard in event of default. Tenants will be required to deposit lease payments with the property manager. The property manager will direct collected lease payments on a daily basis into a designated account (the "Lockbox
Account"), which will be established at an institution satisfactory to the
Lender. Execution and delivery of the lockbox is set forth in a Control
Agreement for the lockbox. Prior to the occurrence of default, lockbox funds will be used to fund debt service, required escrows and outstanding property operating expenses. Upon default, neither the B2 Portfolio Borrower nor the property manager will be permitted to make withdrawals from lockbox account;
funds will thereupon be redirected to Lender as dictated in Control Agreement.

ESCROWS.

             ---------------------------------------------------
                              ESCROWS/RESERVES
                              ----------------
              TYPE:                     INITIAL       MONTHLY
             ---------------------------------------------------
              Taxes                     $940,270             (1)
              Insurance                 $ 45,000             (2)
              Replacement Reserve       $      0     $ 60,519(3)
             ---------------------------------------------------

(1)   An amount equal to one-twelfth of all annual tax bills, expected to be
      $143,996 for the first period.

(2)   An amount equal to one-twelfth of all annual insurance premiums, expected to be $62,500 for the first period.

(3)   Funding of the replacement reserves will commence in the 2nd year of the loan term at $250/unit.

CURRENT MEZZANINE INDEBTEDNESS. The sponsors of the B2 Portfolio Loan have incurred mezzanine debt in the amount of $26.0 million secured by their respective interest in the B2 Portfolio Borrower from General Electric Capital
Corporation. The duration of the mezzanine debt is 5 years, coterminous with the senior debt, and is subject to an intercreditor agreement with the mortgagee.

PERMITTED MEZZANINE INDEBTEDNESS. Not permitted.

PARTIAL RELEASE. Following the prepayment lockout period, partial releases are permitted by the B2 Portfolio Borrower subject to satisfaction of, among other items, the following (i) paydown of 110% of allocated loan balance (including prepayment charges); (ii) maintenance of a DSCR for the remaining properties
(calculated excluding the current mezzanine indebtedness) at either the greater of 1.20x or the portfolio DSCR immediately prior to release; (iii) a maximum LTV following release of 80%; (iv) loan balance following release of no less than
$16.6 million; and (v) confirmation in writing from the Rating Agencies to the effect that the proposed release will not result in qualification, downgrade or withdrawal of any rating initially assigned or to be assigned in a secondary market transaction. The B2 Portfolio Borrower may pay down the outstanding principal balance of the loan (including prepayment charges) to an amount that would satisfy the DSCR and/or LTV tests above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

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--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

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--------------------------------------------------------------------------------

GWINNETT PLACE

                          [2 PHOTOS OF GWINNETT PLACE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                                Duluth, GA
Property Type                                                            Retail
Size (Square Feet)                                                      566,908
Percentage Physical Occupancy as of April 10, 2007                        81.2%
Year Built                                                                 1984
Year Renovated                                                             1988
Appraisal Value                                                    $155,000,000
# of Tenant Leases                                                          140
Average Rent Per Square Foot                                             $23.18
Underwritten Economic Occupancy                                           86.7%
Underwritten Revenues                                               $20,213,409
Underwritten Total Expenses                                          $6,868,675
Underwritten Net Operating Income (NOI)                             $13,344,734
Underwritten Net Cash Flow (NCF)                                    $12,678,164
March 2007 (TTM) NOI                                                $14,562,736
2006 NOI                                                            $14,494,751
2005 NOI                                                            $14,098,923
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                   May 23, 2007
Cut-off Date Principal Balance                                     $115,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $203
Percentage of Initial Mortgage Pool Balance                                2.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6800%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Call Protection                                    LO(26),Def(27),O(7)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    74.2%
LTV Ratio at Maturity or ARD                                              74.2%
Underwritten DSCR on NOI                                                  2.01x
Underwritten DSCR on NCF                                                  1.91x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                             [MAP OF GWINNETT PLACE]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Gwinnett Place Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a regional mall (the "Gwinnett Place Property") located in Duluth, Georgia. The
Gwinnett Place Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 4.1% of the initial loan group 1 balance.

The Gwinnett Place Loan was originated on May 23, 2007, and has a principal balance as of the cut-off date of $115 million. The Gwinnett Place Loan has a remaining term of 58 months to its maturity date of June 8, 2012. The Gwinnett
Place Loan may be prepaid on or after December 8, 2011 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the MLMT Series 2007-C1 securitization trust.

THE PROPERTY. The Gwinnett Place Property is a two-level, Class B, enclosed regional mall anchored by Macy's, Sears, Belks and J.C. Penny. One separately owned anchor space totaling approximately 220,000 square feet is currently vacant. With the exception of the Belks, the anchors are tenant owned and not part of the collateral for the Gwinnett Place Loan. The property contains approximately 130 in-line shops totaling approximately 434,000 square feet inclusive of the food court and kiosks.

The mall is located at 2100 Pleasant Hill Road, Duluth, Gwinnett County, Georgia
approximately 20 miles northeast of the Atlanta central business district
("CBD"). The property is situated in the northeast quadrant of the intersection of Interstate 85 and Pleasant Hill Road in the central portion of the Atlanta
MSA and visible from both roadways. Situated on 96.97 acres, the Gwinnett Place
Property was constructed in 1984 with expansion in 1986 and 1988. The parking ratio of 4.62:1000 square feet of total leaseable area is considered within industry standard.

The following table presents certain information relating to the major tenants at the Gwinnett Place Property:

------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION
                                                   ------------------

                                                 CREDIT RATINGS                                  BASE RENT      LEASE
TENANT NAME                PARENT COMPANY        (FITCH/S&P)(1)    SQUARE FEET(3)   % OF GLA        PSF       EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Macy's(2)                    Macy's Inc             BBB/BBB           232,000          NAP           NAP         NAP
Sears(2)                        NAP                                   185,513          NAP           NAP         NAP
Belks                           NAP                                   123,843         21.8%       $ 6.65      8/31/2013
J.C. Penney(2)         J.C. Penney & Co. Inc.       BBB/BBB-           82,253          NAP           NAP         NAP
Abercrombie & Fitch                                                    13,082          2.3         26.17      1/31/2010
The Gap/Gap Kids            The GAP Inc             BB+/BB+            12,623          2.2         26.00      6/30/2009
Carpet Fiesta                                                          10,821          1.9          3.33      5/31/2008
The Limited                LTD Brands Inc           NR/BBB-             8,923          1.6          0.00      1/31/2008
Express/Express Men                                                     7,807          1.4         23.00      1/31/2015
Victoria's Secret          LTD Brands Inc           NR/BBB-             7,445          1.3         23.00      1/31/2015
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                184,544         32.6%       $10.19
------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Anchor owned and not part of the collateral securing the Gwinnett Place
      Loan.

(3)   Anchor owned square footage is excluded from total.

The following table presents certain information relating to the lease rollover schedule at the Gwinnett Place Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)
                                                     --------------------------
                         NUMBER                                           % OF    CUMULATIVE   CUMULATIVE  CUMULATIVE   CUMULATIVE %
                        OF LEASES  SQUARE FEET  % OF GLA   BASE RENT   BASE RENT  SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
         YEAR           EXPIRING    EXPIRING    EXPIRING   EXPIRING     EXPIRING   EXPIRING     EXPIRING    EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

         2007              15         22,857       4.0%   $   787,913     7.2%       22,857        4.0%    $   787,913      7.2%
         2008              26         81,140      14.3      1,650,160    15.0       103,997       18.3       2,438,074     22.2
         2009              25         68,102      12.0      2,206,397    20.1       172,099       30.4       4,644,471     42.3
         2010              12         32,143       5.7        903,816     8.2       204,242       36.0       5,548,287     50.5
         2011              10         14,600       2.6        797,059     7.3       218,842       38.6       6,345,346     57.8
         2012              10         21,477       3.8        836,848     7.6       240,319       42.4       7,182,194     65.4
         2013              10        132,530      23.4      1,403,898    12.8       372,849       65.8       8,586,092     78.2
         2014               6          6,152       1.1        284,740     2.6       379,001       66.9       8,870,832     80.8
         2015               9         41,167       7.3        927,033     8.4       420,168       74.1       9,797,865     89.2
         2016              10         23,941       4.2        698,917     6.4       444,109       78.3      10,496,783     95.6
         2017               4         11,215       2.0        259,996     2.4       455,324       80.3      10,756,779     98.0
      Thereafter            3          4,760       0.8        221,438     2.0       460,084       81.2      10,978,217    100.0
        Vacant             NAP       106,824      18.8              0     0.0       566,908      100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     140       566,908     100.0%   $10,978,217     100%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the Gwinnett Place Borrower's rent roll dated
      April 10, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE MARKET(1). Gwinnett Place is located in Gwinnett County, Georgia, within the greater Duluth area. The City of Atlanta is approximately 20 miles southwest of the property. The Atlanta-Sandy Springs-Marietta Metropolitan Statistical Area
("Atlanta MSA") consists of 28 counties in northwest Georgia. The City of
Atlanta is the largest incorporated area within the Atlanta MSA and is located primarily within Fulton County. From 1996 to 2006, Atlanta's gross metro product grew at an average annual rate of 4.3%, higher than the nation's top 100 largest metro areas ("Top 100") with an average of 3.6%. Over the same period, Atlanta's annual population growth averaged 3.0%, above the Top 100 and national annual averages of 1.2% and 1.0%, respectively. In 2006, Atlanta's median household income was $59,600 110.6% of the Top 100 average ($53,900) and 122.1% of the national average ($48,800). Atlanta's median household income growth rate is expected to remain relatively steady at 4.2% annually through 2011.

Population and housing trends within Gwinnett County have been among the strongest within the United States over the last 15 years and this trend is expected to continue, albeit at a slower pace. Gwinnett County is still considered one of the primary directions of growth for the metropolitan area.
The local area is approximately 85% built-out and has experienced substantial population growth due to its role as a bedroom community of Atlanta. The
Gwinnett Place Property is the most significant commercial development in its surrounding neighborhood. The Property is located on a primary commercial artery, with good access to Interstate 85 and is visible from the interstate and
Pleasant Hill Road. Many ancillary developments have been built near the property including neighborhood, community and strip centers as well as a number of "big box" retail buildings. Occupants include national chain retailers as well as regional and local operators. Single and multi-family housing is abundant in the neighborhood and is the primary land use surrounding the retail and commercial hub anchored by the property.

The Gwinnett Place Property's primary trade area spans a 10-mile radius around the center. Given its regional accessibility and the location of competitive properties, a secondary trade area expands to a 15-mile radius. The primary and secondary trade areas had 2006 populations of 724,909 and 1,406,855 persons, respectively. Between 2000 and 2006, the population within the primary trade area increased at a compound annual rate of 1.95%, characteristic of suburban areas within the Atlanta market. Population within this radius is projected to grow at 1.88% over the next five years or about twice the projected national average growth rate over the same period. Average 2006 household income within the primary trade area was $89,281, 116.0% of the Atlanta MSA average ($76,961)
and 135.8% of the state average ($65,738), with 29.6% of households earning at least $100,000 per year or 129.6% of the Atlanta MSA total (22.8%).

Other regional malls within 14 miles of the Gwinnett Place Property include,
Discover Mills, Mall of Georgia, Northlake Mall and Perimeter Mall.

THE BORROWER. Mall at Gwinnett Place, LLC (the "Gwinnett Place Borrower") is a
single purpose, bankruptcy remote entity owned in a joint venture between an entity owned 50% by Simon Property Group, Inc. ("Simon") and 50% by The Mills
Corporation, which was recently acquired by a joint venture between Simon and
Farallon Capital Management.

Founded in 1960 and headquartered in Indianapolis, Indiana, Simon is the largest publicly traded retail real Estate investment trust (REIT) in North America and the country's largest owner, developer and manager of high quality retail real estate. As of March 31, 2007, Simon owned or held an interest in 285 properties in the United States containing an aggregate of 201 million square feet of leaseable area in 38 states and Puerto Rico.

PROPERTY MANAGEMENT. Simon Management Associates II, LLC, an affiliate of the
Gwinnett Place Borrower.

LOCKBOX. Hard with springing cash management.

ESCROWS. None.

PERMITTED MEZZANINE DEBT. Simon as mezzanine borrower shall have the right, upon thirty days prior written notice to lender, to obtain a mezzanine loan secured by a pledge of any or all of its direct or indirect ownership interests in
Gwinnett Place Borrower without lender approval or rating agency confirmation provided that, among other requirements, a maximum loan-to-value ratio of 80%
and a minimum debt service coverage ratio of 1.05x have been maintained on the aggregate loan balance.

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

1101 NEW YORK AVENUE

                       [2 PHOTOS OF 1101 NEW YORK AVENUE]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Washington DC
Property Type                                                            Office
Size (Square Feet)                                                      390,994
Percentage Physical Occupancy as of June 1, 2007                          92.4%
Year Built                                                                 2006
Year Renovated                                                              NAP
Appraisal Value                                                    $320,400,000
# of Tenant Leases                                                            7
Average Rent Per Square Foot                                             $44.07
Underwritten Economic Occupancy                                           96.8%
Underwritten Revenues                                               $25,924,812
Underwritten Total Expenses                                          $8,260,555
Underwritten Net Cash Flow (NOI)                                    $17,664,256
Underwritten Net Cash Flow (NCF)                                    $16,742,507
2006 NOI                                                                    NAP
2005 NOI                                                                    NAP
2004 NOI                                                                    NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        WFB
Loan Group                                                                    1
Origination Date                                                  June 15, 2007
Cut-off Date Principal Balance(1)                                  $112,500,000
Cut-off Date Loan Balance Per SF(1)                                        $575
Percentage of Initial Mortgage Pool Balance                                2.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                              Fee and Leasehold
Mortgage Rate                                                            5.745%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                    LO(25),Def(93),O(2)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(1)                                                 70.2%
LTV Ratio at Maturity or ARD(1)                                           65.5%
Underwritten DSCR on NOI(1,2)                                             1.12x
Underwritten DSCR on NCF(1,3)                                             1.06x
--------------------------------------------------------------------------------

(1)   The 1101 New York Avenue loan was originated in the amount of $225,000,000 of which the $112,500,000 A-1 note is included in the trust. The A-2 Pari
      Passu note is expected to be securitized during 2007. Calculations of LTV,
      DSCR and Cut-off Date Loan Balance Per SF are based on the whole loan amount.

(2)   The Underwritten DSCR on NOI during the interest only period is 1.35x.

(3)   The Underwritten DSCR on NCF during the interest only period is 1.28x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

                          [MAP OF 1101 NEW YORK AVENUE]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "1101 New York Avenue Loan") is evidenced by a single promissory note secured by a deed of trust encumbering a Class "A" office building (the "1101 New York Avenue Property") located in Washington DC. The
1101 New York Avenue Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 4.0% of the initial loan group 1 balance.

The 1101 New York Avenue Loan was originated on June 15, 2007, and has a principal balance as of the cut-off date of $112,500,000. The 1101 New York
Avenue Loan has a remaining term of 119 months to its maturity date of July 5,
2017. The 1101 New York Avenue Loan permits defeasance with United States government obligations beginning two years after the securitization of the 1101
New York Avenue Pari Passu A-2 Note. The loan may be prepaid without penalty on or after June 5, 2017.

The 1101 New York Avenue Loan is pari passu with another promissory note (the
"1101 New York Avenue Pari Passu Note") and, together with the 1101 New York
Avenue Loan (the "1101 New York Avenue Loan Combination") has an aggregate principal balance, including the 1101 New York Avenue Loan, of $225,000,000. The
1101 New York Avenue Pari Passu Note is secured by the same mortgage as the 1101
New York Avenue Loan. The 1101 New York Avenue Pari Passu Note is pari passu in right of payment and in other respects to the 1101 New York Avenue Loan and has the same interest rate, maturity date and original term to maturity as the 1101
New York Avenue Loan. The 1101 New York Avenue Pari Passu Note will be held outside of the trust and is expected to be securitized in another transaction.
See "Description of the Mortgage Pool -- The Loan Combinations" in the offering prospectus.

THE PROPERTY. The 1101 New York Avenue Property is secured by the fee and leasehold interest in a Class A, newly constructed 12-story multi-tenant office building with 390,994 square feet of net rentable area. It is located on New
York Avenue in downtown Washington DC in the East End submarket of downtown
Washington DC. The 1101 New York Avenue Property is currently 92.4% leased to 7 office tenants and has 5,793 square feet of retail space, 13,045 square feet of storage space, and a 203 space, three-level underground parking garage. Prior to construction the building was pre-leased to the law firm LeBoeuf Lamb Greene
(29.1% NRA) and Ernst & Young (32.5% NRA), totaling 61.5% of the NRA.

The property has a state-of-the-art building structure whereby support columns are recessed 20 feet inside of the external shell (cantilevered) allowing for unobstructed perimeter office spaces. The building takes advantage of this feature with a continuous slab-to-slab and highly energy efficient glass curtain exterior wall on all four facades. Amenities include a roof top terrace with a
5,500 square foot conference center, concierge service, 24-hour lobby attendant and free lower level fitness facility for all tenants. The building has street frontage on three sides and is free standing on four sides. The lobby is finished with granite and marble floors and anigre wood finish on the walls. All floors feature 9 foot ceilings and can provide up to 10 corner offices and 55-60 perimeter offices.

The following table presents certain information relating to the major tenants at the1101 New York Avenue Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION
                                                       ------------------
                                                   CREDIT RATINGS       SQUARE                 UNDERWRITTEN
TENANT NAME                     PARENT COMPANY     (FITCH/S&P)(1)        FEET      % OF GLA     RENT PSF        LEASE EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Ernst & Young                        NAP                NR/NR         126,992(2)     32.5%       $  45.40          June 30, 2017
LeBoeuf Lamb Greene                  NAP                NR/NR         120,115(3)     30.7           47.60          June 30, 2023
BP Corporation North America        BP PLC             Aa1/AA+          31,091        8.0           58.87       October 31, 2017
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                 278,198       71.1%       $  47.86
---------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   1,974 square feet of storage space is included in this calculation, for which the tenant pays $21.29 psf.

(3)   715 square feet of storage space is included in this calculation, for which the tenant pays $19.00 psf.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 1101 New York Avenue Property:

----------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE(1)
                                                --------------------------
                NUMBER                                          % OF     CUMULATIVE                              CUMULATIVE
                  OF       SQUARE      % OF        BASE         BASE       SQUARE     CUMULATIVE    CUMULATIVE   % OF BASE
                LEASES      FEET       GLA         RENT         RENT        FEET       % OF GLA     BASE RENT       RENT
    YEAR       EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------

    MTM          NAP             0        0%    $         0         0%          0           0%     $         0         0%
    2007          0              0        0               0         0           0           0                0         0
    2008          0              0        0               0         0           0           0                0         0
    2009          0              0        0               0         0           0           0                0         0
    2010          0              0        0               0         0           0           0                0         0
    2011          0              0        0               0         0           0           0                0         0
    2012          1          6,520      1.7         284,455       1.7       6,520         1.7          284,455       1.7
    2013          1          6,520      1.7         280,360       1.6      13,040         3.3          564,815       3.3
    2014          0              0        0               0         0      13,040         3.3          564,815       3.3
    2015          0              0        0               0         0      13,040         3.3          564,815       3.3
    2016          0              0        0               0         0      13,040         3.3          564,815       3.3
    2017          7        175,718     44.9       8,416,047      48.8     188,758        48.3        8,980,862      52.1
 Thereafter       8        172,367     44.1       8,248,400      47.9     361,125        92.4       17,299,262     100.0
   Vacant         0         29,869      7.6               0       0.0     390,994       100.0
----------------------------------------------------------------------------------------------------------------------------
   TOTAL          17       390,994      100%    $17,299,262     100.0%
----------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the 1101 New York Avenue Borrower's rent roll dated June 15, 2007.

THE MARKET(2). The 1101 New York Avenue Property is located at the intersection of Eye (I) Street and New York Avenue between 11th Street and 12th Street, in the East End submarket of northwest Washington, D.C. approximately 7 blocks (3/4 mile) northwest of the White House.

Primary vehicular access to the immediate area is considered very good with
Pennsylvania Avenue (immediately south), Massachusetts Avenue (2 blocks north)
providing convenient access to areas north, east and west and 12th Street
(immediately west) which provides direct access to Interstate 395 to the south.
There are three metro stations within three blocks of the site with connections to all five Metrorail lines that link much of the city and suburbs of Virginia and Maryland.

Area amenities include several major hotels, including Willard Hotel, Grand
Hyatt, Henley Park Hotel, Hotel Monaco, Embassy Suites, Sofitel Lafayette
Square, Renaissance Hotel and Four Points Sheraton. Retail in the area is abundant with several designer boutiques, national chains, high-end stores and restaurants.

The Washington, D.C. office market, with a total of 38 million square feet, is one of the largest in the nation. The United States Government occupies approximately 49 million square feet of office in Washington D.C. According to
Cassidy & Pinkard, vacancy rates for office space in the Washington, D.C. market remain low at 7.1% at the end of 2006. The subject is located in the East End submarket that includes 36.6MM square feet of office space. The submarket is currently reporting an overall 8% vacancy.

THE BORROWER. 1101 New York Holdings LLC, a Delaware limited liability company
(the "1101 New York Avenue Borrower") is a single member special purpose entity and bankruptcy remote. A nonconsolidation option was delivered at closing. The
1101 New York Avenue Borrower is 100% owned by 1101 New York Mezz LLC. 1101 New
York Mezz LLC is a joint venture between W.R. Berkley Corporation (64% in total held by 3 different wholly owned subsidiaries including Admiral Insurance) and
Louis Dreyfus Property (36% in total held by two different wholly owned entities including Louis Dreyfus Property Group, LLC and LD Residual VI, LLC).

Louis Dreyfus conducts its real estate activities through Louis Dreyfus Property
Group LLC ("LDPG") which was established in 1971 as a wholly owned subsidiary.
Historically, LDPG's strategy was to acquire, develop and hold properties long term. In recent years, LDPG has developed and redeveloped Class A office buildings and hotel properties and sold the assets upon stabilization. LDPG has developed or acquired over eight million SF of office space since inception. As of December 31, 2006 the Louis Dreyfus Property Group, LLC reported $175.4MM in assets with $35.4MM cash liquidity and a net worth of $173.2MM.

W.R. Berkley Corporation is an insurance holding company whose subsidiaries conduct business in all markets of the commercial property casualty insurance industry. Each of WR Berkley's subsidiaries is S&P rated A+ Stable. As of
December 31, 2006 the company reports assets of $15.6 billion, cash liquidity of
$1.4 billion and net worth of $3.3 billion.

PROPERTY MANAGEMENT. The 1101 New York Avenue Property will be managed by Louis
Dreyfus Properties, LLC, a Delaware limited liability company (the "1101 New
York Avenue Manager"), an affiliate of the 1101 New York Avenue Borrower. Louis
Dreyfus Properties, LLC handles all aspects of management and leasing.

(2)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

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--------------------------------------------------------------------------------

LOCKBOX. All tenants at the 1101 New York Avenue Property are required to make their monthly rental payments directly into a cash management account controlled by the lender. All funds in the cash management account shall be applied by lender with the following priority: (i) monthly principal and interest payments any required reserve account deposits due to lender pursuant to the loan documents, (ii) other amounts, if any, due to lender under the loan documents, and (iii) prior to a default, the balance to be paid to the 1101 New York Avenue
Borrower. If a default occurs or the actual DSCR falls below 1.10x, an excess cash flow sweep will begin and will continue until (i) no default is continuing or (ii) the DSCR is greater than 1.10x for two consecutive testing dates.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 1101 New York Avenue Loan:

         -------------------------------------------------------------
                              ESCROWS / RESERVES
                              ------------------
          TYPE:                               INITIAL        MONTHLY
         -------------------------------------------------------------
          Taxes                             $         0      $170,560
          TI/LC Reserve(1,3)                $19,583,542      $      0
          Capital Expenditure Reserve       $         0      $  9,775
          Free Rent Reserve                 $ 6,097,819      $      0
          Leasing Rollover Reserve(2)       $         0      $ 68,665
          Debt Service Reserve              $   750,000      $      0
         -------------------------------------------------------------

(1)   The TI/LC Reserve consists of an Existing Contractual Costs Reserve of
      $16,936,827 for tenant improvement and leasing commission costs for which the 1101 New York Avenue Borrower has any obligation remaining as of the disbursement date and a general TI/LC reserve of $2,646,715.

(2)   The 1101 New York Avenue Borrower is required to deposit $68,665 on each principal and interest due date commencing on the earlier of (i) July 5,
      2009 and (ii) the first due date following the complete disbursement of funds in the TI/LC Reserve. The impound will be capped at $2,850,000 and monthly impounds of $68,665 will resume if the balance falls below the capped amount.

(3)   The 1101 New York Avenue Borrower is required to deposit all excess cash flow into the Springing TI Reserve until a total amount equal to $30 per square foot multiplied by the total square footage vacated by the following tenants: Ernst & Young, BP Corporation, Albright Capital Group
      or Albright Capital Management (the "Impound Tenants"). The 1101 New York
      Avenue Borrower must deposit on the first to occur of the following: (i)
      18 months prior to the expiration of any of the Impound Tenants, if the
      1101 New York Avenue Borrower has failed to deliver evidence that the lease has been extended or renewed, (ii) 30 days after the occurrence of any default by an Impound Tenant for the payment of rent, (iii) 15 days after the 1101 New York Avenue Borrower learns of any right or commencement of any action by Impound Tenant to terminate the lease or
      (iv) the termination of any Impound Tenant's lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

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--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

MANN & SYLMAR BIOMEDICAL PARKS

                  [2 PHOTOS OF MANN & SYLMAR BIOMEDICAL PARKS]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                                Various/CA
Property Type                                                         Mixed Use
Size (Square Feet)                                                      790,013
Percentage Physical Occupancy as of May 16, 2007                          99.3%
Year Built                                                                 1965
Year Renovated(1)                                                       Various
Appraisal Value                                                     102,000,000
# of Tenant Leases                                                           36
Average Rent Per Square Foot                                             $13.12
Underwritten Economic Occupancy                                           97.0%
Underwritten Revenues                                               $11,712,657
Underwritten Total Expenses                                          $5,501,942
Underwritten Net Operating Income (NOI)                              $6,210,715
Underwritten Net Cash Flow (NCF)                                     $5,808,067
2006 NOI                                                             $4,455,269
2005 NOI                                                             $2,517,780
2004 NOI                                                             $2,661,755
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                   July 9, 2007
Cut-off Date Principal Balance                                      $65,000,000
Cut-off Date Loan Balance Per SF/Unit                                    $82.30
Percentage of Initial Mortgage Pool Balance                                1.6%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8440%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Call Protection                 LO(24)Def or GRTR of YM or 1%(93),0(3)
Cut-off Date LTV Ratio                                                    63.7%
LTV Ratio at Maturity or ARD                                              63.7%
Underwritten DSCR on NOI                                                  1.61x
Underwritten DSCR on NCF                                                  1.50x
--------------------------------------------------------------------------------

(1)   Mann Biomedical Park contains two properties constructed in 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       64

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--------------------------------------------------------------------------------

                  [2 MAPS OF MANN AND SYLMAR BIOMEDICAL PARKS]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       65

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Mann & Sylmar Biomedical Parks Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in two biomedical complexes consisting of 24 office and industrial buildings (the "Mann & Sylmar Biomedical Parks Properties") located in Santa Clarita and Sylmar, California. The Mann & Sylmar Biomedical Parks Loan
represents approximately 1.6% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Mann & Sylmar Biomedical Parks Loan was originated on July 9, 2007, and has a principal balance as of the cut-off date of $65,000,000. The Mann & Sylmar
Biomedical Parks Loan has a remaining term of 120 months and a scheduled maturity date of August 8, 2017. The Mann & Sylmar Biomedical Parks Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Mann & Sylmar Biomedical Parks
Loan is permitted after June 8, 2017 without penalty.

At any time after the permitted defeasance date, the borrower may cause the release of all the properties or, in the event Advanced Bionics exercises its option to purchase the Advanced Bionics Parcel pursuant to and in accordance with the terms of the Advanced Bionics lease, the Advanced Bionics Parcel shall be released from the lien of the security instrument and the other loan documents subject to a yield maintenance penalty.

THE PROPERTIES. The Mann & Sylmar Biomedical Parks Properties are comprised of two separate biomedical parks located approximately 10 miles from one another in
Los Angeles County.

Mann Biomedical Park encompasses 138 acres in Santa Clarita, California approximately 30 miles northeast of Los Angeles. The property is situated on the north side of Rye Canyon Road, approximately 1.5 miles east of the Golden State
Freeway (Interstate 5). The park is improved with 20 one to three story Class A and Class B office, R&D/Industrial and warehouse buildings totaling 612,968 square feet. The improvements are configured as both single and multi-tenant spaces and are primarily concrete tilt-up or steel frame construction built in the late 1950's and 1960's as the Lockheed Research and Development Center. New
construction includes a 182,000 square foot building completed for Boston
Scientific in 2007 at a reported cost of $45 million. Additionally, a 34,791 square foot facility is currently being completed for Bioness, a sponsor owned tenant scheduled to take occupancy and commence rent payment in August 2007.
Since 2002, $3.35 million has been invested in capital improvements to existing buildings. The Mann property features as-of-right expansion capacity to a total size of 1.5 million square feet, or an additional 887,032 square feet. The appraiser attributed $6.9 million in value to these unused development rights.
Three buildings comprising 7.4% of the economic rent feature PML earthquake scores in excess of 20% and are covered by earthquake insurance.

Sylmar Biomedical Park encompasses eight acres in Sylmar, California approximately 20 miles northeast of Los Angeles. The property is situated on the north side of San Fernando Road, approximately 1/2 mile east of the Golden State
Freeway (Interstate 5). Improvements include three tilt-up concrete single-story
Class A and B office/research buildings containing 177,045 square feet. The improvements were built from 1964 to 1965 with $720,000 invested in capital improvements since 2001. None of the Sylmar buildings feature PML earthquake scores in excess of 20%.

The Mann & Sylmar Biomedical Parks Properties are currently 99.3% occupied by 36 tenants. Advanced Bionics is the largest tenant at the Mann & Sylmar Biomedical
Parks Properties representing 55.8% of economic rent. Advanced Bionics was founded in 1993 by the loan's sponsor, Alfred Mann, who remains the company's
Chairman and co-CEO. Advanced Bionics was sold in 2004 and is now a wholly owned subsidiary of Boston Scientific Corporation (NYSE: BSX; rated `BBB' by S&P). The
Mann & Sylmar Biomedical Parks Properties are utilized as Advanced Bionics corporate headquarters and are occupied by approximately 500 on-site employees.
Boston Scientific Corporation guarantees two leases expiring in 2021 totaling approximately 28% of the total rent. An additional Advanced Bionics lease representing 14% of the total rent and expiring in 2009 is guaranteed by Mr.
Mann.

The following table presents certain information relating to the major tenants at the Mann & Sylmar Biomedical Parks Property:

----------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT INFORMATION
                                                  ------------------------
                                                           CREDIT RATINGS                           BASE RENT       LEASE
 TENANT NAME                     PARENT COMPANY            (FITCH/S&P)(1)    SQUARE FEET    % GLA      PSF        EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Advanced Bionics Corp     Boston Scientific Corporation      BBB--/BBB         472,278      59.8%    $ 12.16      6/30/2008
Alfred Mann Foundation                 NAP                                      55,246       7.0       14.23      7/31/2008
Quallion LLC                           NAP                                      53,242       6.7       16.27      10/31/2008
Bioness                                NAP                                      29,041       3.7       27.00      8/31/2012
Second Sight Medical                   NAP                                      24,770       3.1       18.79      12/31/2007
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                         634,577      80.3%    $ 13.62
----------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       66

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            OCCUPANCY BY TENANT TYPE
                            ------------------------
TENANT TYPE                         TOTAL SF                          %
--------------------------------------------------------------------------------
Office                              208,421                         26.4%
Research and Development            194,597                         24.6
Industrial                          215,370                         27.3
Warehouse                           148,658                         18.8
Storage                              22.967                          2.9
--------------------------------------------------------------------------------
TOTAL                               790,013                        100.0%
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Mann & Sylmar Biomedical Parks Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(1)
                                                   --------------------------
                 #                                                                       CUMULATIVE %  CUMULATIVE   CUMULATIVE %
             OF LEASES  TOTAL SF  % OF TOTAL SF   BASE RENT    % OF BASE    CUMULATIVE   OF TOTAL SF    BASE RENT      OF BASE
   YEAR      EXPIRING   EXPIRING    EXPIRING      EXPIRING    RENT ROLLING  SF EXPIRING   EXPIRING      EXPIRING    RENT EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

   MTM           7        55,948       7.1%      $   458,307       4.5%        55,948        7.1%      $   458,307        4.5%
   2007          3        53,915       6.8           885,931       8.6        109,863       13.9         1,344,237       13.1
   2008         12       144,762      18.3         2,203,853      21.4        254,625       32.2         3,548,091       34.5
   2009          4       180,481      22.8         1,848,949      18.0        435,106       55.1         5,397,040       52.4
   2010          5        28,754       3.6           336,208       3.3        463,860       58.7         5,733,248       55.7
   2011          1         4,344       0.5            94,873       0.9        468,204       59.3         5,828,121       56.6
   2012          1        29,041       3.7           784,107       7.6        497,245       62.9         6,612,228       64.3
   2013          0             0       0.0                 0       0.0        497,245       62.9         6,612,228       64.3
   2014          1        48,110       6.1           740,745       7.2        545,355       69.0         7,352,973       71.5
   2015          0             0       0.0                 0       0.0        545,355       69.0         7,352,973       71.5
   2016          0             0       0.0                 0       0.0        545,355       69.0         7,352,973       71.5
   2017          0             0       0.0                 0       0.0        545,355       69.0         7,352,973       71.5
Thereafter       2       239,136      30.3         2,937,409      28.5        784,491       99.3        10,290,382      100.0
  Vacant         0         5,522       0.7                 0       0.0        790,013      100.0
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL         36       790,013     100.0%      $10,290,382     100.0%
----------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Mann & Sylmar Biomedical Parks Borrower's rent roll dated May 16, 2007.

THE MARKET(2). The Mann & Sylmar Biomedical Parks Properties are located in the
Los Angeles County Industrial Research & Development ("R&D") market which is divided into seven submarkets. The Mann & Sylmar Biomedical Parks Properties are
located in the East San Fernando Valley R&D submarket. California R&D demand is driven in part by $200+ million in state grants for bioresearch. Los Angeles is home to notable biomedical R&D firms such as Amgen and Boston Scientific. The
Los Angeles Basin has a relatively large R&D market, with 155.4 million square feet of space. Net absorption in 2006 totaled 2.3 million square feet, representing growth in occupied space of 1.6%. The 2006 vacancy rate declined to
4.7%, down from 6.0% as of year-end 2005 and from a ten-year average of 7.3%.
Construction activity is currently low, with a total of 1.0 million square feet underway.

Office -- Comparable office rents range from $20.16 per square foot to $24.00 per square foot. The appraiser concluded an applicable office market rent of
$21.00 per square foot triple net.

(2)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       67

MERRILL LYNCH MORTGAGE TRUST 2007-C1

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1
--------------------------------------------------------------------------------

R&D / Industrial -- Comparable R&D and industrial rents range from $9.00 per square foot to $19.20 per square foot on a triple net basis. The appraiser concluded an average in-place rent of $12.00 per square foot is considered market.

Warehouse -- Per the appraiser comparable warehouse rents range from $7.00 per square foot to $9.00 per square foot on a triple net basis.

THE BORROWER. The Borrowing entity, Mann Biomedical Park, LLC, (the "Mann &
Sylmar Biomedical Parks Borrower"), is a single purpose bankruptcy-remote entity structured as a Delaware limited liability company controlled by Alfred Mann.
Mr. Mann is listed as number 140 on the Forbes 400 List of Wealthiest Americans.
Mr. Mann maintains a controlling interest in 29% of the tenancy on the rent roll, including Quallion (8%), the Alfred Mann Foundation (8%), Bioness (7%),
Second Sight Medical (4%), Mann Biomedical Park (2%), Implanted Acoustics
(0.5%), and NeuroSystec (0.5%). Mr. Mann is also Chairman and co-CEO of Advanced
Bionics Corporation, whose tenancy accounts for 55% of the rent roll.

PROPERTY MANAGEMENT. The Mann & Sylmar Biomedical Parks Properties are
self-managed by the Mann & Sylmar Biomedical Parks Borrower.

LOCKBOX. None

ESCROWS. The following escrow/reserve accounts have been established with respect to the Mann & Sylmar Biomedical Parks Loan:

           -----------------------------------------------
                          ESCROWS / RESERVES
                          ------------------
            TYPE:                   INITIAL       MONTHLY
           -----------------------------------------------
            Capex                 $  477,449      $ 9,875
            Bioness Reserve       $1,136,010      $     0
            TI/LC(1)              $  500,000      $25,000
            Taxes                 $  417,093      $59,583
            Insurance             $  110,740      $15,820
            Environmental(2)      $   93,750      $     0
           -----------------------------------------------

(1)   Capped at $1.6 million.

(2)   Associated with ground water monitoring at the Mann Property.

ADDITIONAL DEBT: None.

PERMITTED MEZZANINE DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
(collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       68